UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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AVIENT CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PROXY STATEMENT 2024

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TABLE OF CONTENTS

Letter to Shareholders	i
Notice of 2024 Annual Meeting of Shareholders	ii
Record Date	ii
Voting Matters and Vote Recommendations	ii
Proxy Statement	1
Proxy Summary	1
Voting and Meeting Information	1
Attendance and Participation	1
Who is Eligible to Vote	1
Advance Voting Methods	2
Voting During the Annual Meeting	2
Questions	3
Company Operating Performance	3
Our Company Culture	3
The 4Ps of Sustainability at Avient	4
Impact of our Performance on Named Executive Officer 2023 Compensation	8
Our Director Nominees and Committee Membership	10
Summary of Director Nominee Skills, Experience and Background	12
Governance Highlights	14
Proposal 1 - Election of Twelve Director Nominees to Our Board of Directors	16
Proposal 2 - Approval, on an Advisory Basis, of Named Executive Officer Compensation	23
Proposal 3 - Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	25
Independent Registered Public Accountant Services and Related Fee Arrangements	25
Report of the Audit Committee	26
Corporate Governance	28
Director Independence	28
Board Leadership Structure	29
Majority Voting for Directors	29
Board Oversight of Risk	29
Board Oversight of ESG and Sustainability Matters	30
Code of Ethics, Code of Conduct, and Corporate Governance Guidelines	31
Related Person Transactions	31
Communication with the Board	32

Board and Committees	32
Board Refreshment and Diversity	37
2023 Non-Employee Director Compensation	38
Non-Employee Director Compensation Highlights	38
Non-Employee Director Retainer and Meeting Fees	38
2023 Non-Employee Director Compensation Table	39
Option Awards Outstanding and Fully Vested Deferred Shares	40
Ownership of Avient Shares	41
Beneficial Ownership of Our Common Shares	41
Stock Ownership Guidelines for Non-Employee Directors	42
Compensation Discussion and Analysis	43
Executive Summary	43
Executive Compensation Philosophy and Objectives	46
What We Pay and Why: Elements of Compensation	48
Other Aspects of our Compensation Programs	54
Executive Compensation	59
2023 Summary Compensation Table	59
2023 Grants of Plan-Based Awards	62
Outstanding Equity Awards at 2023 Fiscal Year-End	64
2023 Option Exercises and Stock Vested	65
2023 Non Qualified Deferred Compensation	65
Potential Payments Upon Termination or Change of Control	66
CEO Pay Ratio Disclosure	71
Pay Versus Performance Disclosure	72
Compensation Committee Interlocks and Insider Participation	75
Risk Assessment of the Compensation Programs	75
Compensation Committee Report	76
Miscellaneous Provisions	77
Internet Availability of Proxy Materials	77
Voting at the Meeting	77
Revoking a Proxy	78
Shareholder Proposals	78
Proxy Solicitation	79
Householding of Proxy Materials	79
Appendix A	A-1

In this proxy statement, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "will," “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause our actual results to differ materially from those implied by forward-looking statements include, but are not limited to, our ability to successfully achieve our sustainability goals within the expected time frames or at all, and those other factors described in detail in Part l of our Annual Report on Form 10-K for the year ended December 31, 2023.

LETTER TO SHAREHOLDERS
March 27, 2024

Dear Shareholder:

You are invited to attend and participate in the Avient Corporation 2024 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held virtually via live webcast at 9:00 a.m. Eastern Time on Thursday, May 16, 2024. The virtual format enables full and equal participation of all shareholders regardless of location, and reduces the cost and environmental impact of the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVNT2024.

We use the internet as our primary means of furnishing proxy materials to our shareholders, including the notice, proxy statement, and proxy card. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the Annual Meeting, including the nominees for election to our Board of Directors.

Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible to make sure your vote is counted. Every shareholder vote is important, and we want to ensure your shares are represented. Instructions on how to vote are found in the section entitled "Advance Voting Methods" in the Proxy Summary.

We appreciate the strong support of our shareholders over the years and hope that you will be able to attend and participate in this year’s Annual Meeting.

Sincerely,

Ashish K. Khandpur Richard H. Fearon
President and Chief Executive Officer Non-Executive Chairman of the Board

Please refer to the accompanying materials for voting instructions.
i

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 16, 2024
9:00 a.m. Eastern Time
We are pleased to invite you to join our Board of Directors (the "Board"), senior leadership, and other associates of Avient Corporation (“Avient” or the “Company”) for the 2024 Annual Meeting of Shareholders (the "Annual Meeting"), to be held online at www.virtualshareholdermeeting.com/AVNT2024.

RECORD DATE
The Board set March 19, 2024 as the record date for the Annual Meeting and owners of record of common shares of Avient as of the close of business on that date are eligible to:
•Receive this notice of the Annual Meeting; and
•Vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

VOTING MATTERS AND VOTE RECOMMENDATIONS

Proposals For Your Vote	Board Recommendation
1 Election of twelve director nominees to our Board of Directors	Vote FOR Each Nominee
2 Approval, on an advisory basis, of Named Executive Officer compensation	Vote FOR
3 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Vote FOR
Shareholders will also consider and transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please confirm that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by using the internet or telephone as further explained in this Proxy Statement, or by completing, signing, dating, and mailing a proxy card and/or voting instruction card.
March 27, 2024                                 For the Board of Directors
Robert K. James
Assistant General Counsel and Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on May 16, 2024:

The Company's Notice of 2024 Annual Meeting of Shareholders, Proxy Statement,
and 2023 Annual Report on Form 10-K are available online at www.proxyvote.com.

ii

PROXY SUMMARY

Avient Corporation
33587 Walker Road
Avon Lake, Ohio 44012

PROXY STATEMENT
We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Avient Corporation ("Avient," "Avient Corporation," or the “Company”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 16, 2024 (the “Annual Meeting”), and at any adjournments or postponements thereof. We began making our proxy materials available to shareholders on March 27, 2024.

PROXY SUMMARY
This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

VOTING AND MEETING INFORMATION
Your vote is important to the future of the Company. Please carefully review the proxy materials for the Annual Meeting, which will be held virtually via live webcast on Thursday, May 16, 2024 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/AVNT2024. Follow the instructions below to cast your vote on all of the voting matters.
We have decided to hold the Annual Meeting virtually again this year because doing so enables greater shareholder attendance and participation from any location around the world, and reduces the cost and environmental impact of the Annual Meeting. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.

ATTENDANCE AND PARTICIPATION
Our Annual Meeting will be conducted on the internet via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVNT2024. Shareholders will be able to vote their shares electronically during the Annual Meeting.
Shareholders as of the close of business on March 19, 2024, the record date for the Annual Meeting (the "Record Date"), may attend and participate in the Annual Meeting. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card, and/or voting instruction card. The Annual Meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:45 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should confirm that they have a strong Wi-Fi connection wherever they intend to attend and participate in the Annual Meeting. Participants should also give themselves plenty of time to log in prior to the start of the Annual Meeting.

WHO IS ELIGIBLE TO VOTE
You are entitled to vote if you were a shareholder as of the close of business on the Record Date. Each common share is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.
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PROXY SUMMARY
•Shareholders of Record: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the shareholder of record with respect to those shares. As a shareholder of record, you may vote during the Annual Meeting by participating in the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/AVNT2024 or you may vote by proxy.
•Beneficial Owners of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are the beneficial owner of shares held in “street name,” and the organization with which you have an account is considered the shareholder of record for purposes of voting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You are also invited to attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/AVNT2024.
•If you are a participant in the Avient Retirement Savings Plan, you must sign and return your voting instruction card to instruct the trustee on how to vote the shares held under the plan. You will not be able to vote shares held in this plan electronically online during the Annual Meeting.

ADVANCE VOTING METHODS
Even if you plan to attend and participate in our Annual Meeting, please cast your vote as soon as possible using one of the following advance voting methods:

Visit www.proxyvote.com to vote your proxy over the internet until 11:59 p.m. (ET) on May 15, 2024.
Call +1-800-690-6903 to vote your proxy by telephone until 11:59 p.m. (ET) on May 15, 2024.
Sign, date and return your proxy card and/or voting instruction card to vote by mail.
Common shares represented by a properly signed proxy card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted FOR the: (1) election of twelve Director nominees to our Board; (2) approval, on an advisory basis, of Named Executive Officer compensation; and (3) ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Each shareholder’s vote is important. Please submit your vote and proxy by internet or telephone, or complete, sign, date and return your proxy card or voting instruction card.

VOTING DURING THE ANNUAL MEETING
Shareholders may vote their shares electronically online during the Annual Meeting. If you choose to vote your shares online during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/AVNT2024. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card and/or voting instruction card. Voting electronically online during the Annual Meeting will replace any previous votes.
Participants in the Avient Retirement Savings Plan will not be able to vote shares held in this plan electronically online during the Annual Meeting.

2 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY

QUESTIONS
Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AVNT2024, and following the instructions on the meeting platform.
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment or product issues, are not pertinent to Annual Meeting matters and therefore will not be answered.

COMPANY OPERATING PERFORMANCE
While 2023 was a challenging year due to weak global demand conditions and significant customer inventory destocking, we were able to partially offset these dynamics by pricing effectively, capturing deflation and managing costs. We also made great strides in integrating our newly acquired Avient Protective Materials ("APM") business. We are well positioned to continue to build upon our transformed portfolio, leveraging our culture of strong customer focus and platform of differentiated technologies. Through continuous innovation, Avient consistently introduces new products and technologies, sustaining our competitive edge in the market.
2023 Company highlights include:
•Full-year GAAP earnings per share ("EPS") of $0.83 in 2023, compared to $0.90 from continuing operations in 2022;
•Adjusted EPS of $2.36 in 2023, compared to pro forma adjusted EPS of $3.04 in 2022(1);
•2023 cash flow from operations was $202 million; excluding $104 million of taxes paid on the sale of our Distribution business (which was completed in 2022), cash flow from operations was $306 million(1);
•Increased our dividend on an annualized basis by 4% to $1.03; the 13th consecutive year of annual increase;
•Our injury incident rate was 0.58 (per 100 full-time workers per year) compared to the industry average of 3.40 in 2022;
•Certified again as an ACC Responsible Care® organization for outstanding environmental, health, safety and security performance; and
•Received our 5th certification as a Great Place to Work® by the Great Place to Work Institute.
(1) Adjusted EPS, pro forma Adjusted EPS, and cash flow excluding taxes paid on the sale of our Distribution business are financial measures that are not presented in accordance with generally accepted accounting principles ("GAAP"). See Appendix A for an explanation of management’s use of non-GAAP financial measures and a reconciliation of these measures to their most directly comparable financial measures calculated in accordance with GAAP.

OUR COMPANY CULTURE
Avient Corporation was originally established as PolyOne Corporation in 2000. Over the course of two decades, the Company has transformed from a company focused on commodity products, to a specialty formulator of sustainable solutions. In July 2020, following our transformational acquisition of Clariant Color, we branded the collective enterprise as Avient —a new name, for a new kind of materials company.
We are driven by our four pillar strategy of Specialization, Globalization, Commercial Excellence and Operational Excellence.
Our core values of Collaboration, Innovation and Excellence, and our personal values of Integrity, Honesty and Respect, are critical to our culture and underpin all that we do. Our performance reflects the Company culture we strive to create, which is made possible through the dedication and hard work of our
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    3

PROXY SUMMARY
global associates. We, in turn, support our associates’ efforts by investing in them and aligning compensation accordingly.
Ultimately, we aim to create a world-class, sustainable organization. This is captured in our four cornerstones of sustainability.  We refer to these as the 4Ps: People, Products, Planet and Performance.

THE 4Ps OF SUSTAINABILITY AT AVIENT

PEOPLE
People is the first of Avient’s four cornerstones of sustainability, which, together with our core values and our four-pillar strategy, form the framework of our company culture. The success and growth of our business depend in large part on our ability to attract, develop and retain a diverse population of talented and high-performing employees at all levels of our organization, including the individuals who comprise our global workforce as well as our executive officers and other key personnel.
We have developed key recruitment and retention strategies, objectives and measures that guide our human capital management approach as part of the overall management of our business. These strategies, objectives and measures are advanced through a number of programs, policies and initiatives, as described below.
As of December 31, 2023, Avient employed approximately 9,300 people, 34% of which were located in the U.S. and Canada, 34% were located in Europe, Middle East, and Africa (EMEA), 25% were located in Asia, and 7% were located in Latin America.
Safety and Health
The top priority at Avient is the safety and health of our associates, and our ultimate goal is to operate injury free. Progress toward this goal is measured at the business unit and regional levels, and communicated globally. In 2023, we had a recordable incident rate of 0.58 per 100 full-time workers per year, compared to the Plastics and Rubber Products Manufacturing industry (NAICS Code 326) average of 3.40 in 2022. Continuous improvement and preventative risk reductions are key focus areas and, in 2023, one of our annual incentive plan metrics measured the engagement of our employees in safety activities. We also continue to be recognized as an American Chemistry Counsel Responsible Care® company and set high standards for our operations as we strive to achieve our goal of zero recordable injuries.

Employee Recruitment
Avient’s success is driven by having the best talent in the right roles. We actively seek collaborative and innovative change-makers who are passionate about our values through numerous channels, including employee referrals, job fairs, talent networks, industry associations, and directly from universities. Our roles provide opportunities for personal and professional growth, while working in an organization focused on solving the most complex challenges for our customers and suppliers, and driving sustainability.
As a key aspect of our talent pipeline, we partner with leading universities around the world to hire associates into full-time, co-op and internship opportunities. These roles include rotational development programs where individuals are able to gain experience in various departments and jobs within or across functions, expanding their skills while also building diverse, well-rounded knowledge of our Company and its many stakeholders. We leverage global processes and systems to create a positive candidate experience, with opportunities for both entry level and experienced hires.

4 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY
Training and Development
We provide meaningful learning engagements and skill development opportunities to all full- and part-time global associates. Learning is ingrained in our culture and every Avient associate participates in training annually. We manage training and development through global programs and technology, to provide a consistent and high-quality experience for associates. Each year, over 100,000 hours of training is completed through a variety of different training methods, which focus on leadership development, safety, Lean Six Sigma ("LSS") concepts, technical and operational skills, sustainability, and ethics and compliance.
Our key development opportunities include nomination-based leadership programs (such as NextGen, Emerging Leaders and Elevate), foundational leadership training for all current or aspiring people managers, called Core Leadership, and LSS training at a variety of levels, where individuals can be certified for job-specific LSS programs, up through Master Black Belt certification. We also focus on development for our production associates in aspects of LSS, safety, continuous improvement, and our ENGAGE program.
Continuous development drives associates to reach their full potential and we strive to fill at least half of all open manager roles and higher with internal promotions. This is completed through regular performance feedback, individual development plans, mentoring programs and nomination-based leadership development programs for key top talent.
Diversity and Inclusion
We recognize the benefits that a diverse team brings to our organization, including delivering better business outcomes. Our talented people leverage their diverse backgrounds and skills toward a common goal: meeting the needs of the present without compromising the ability of future generations to do the same. This spirit of inclusive collaboration can be felt throughout our Company. It drives the innovation that earns us leadership positions in the markets we serve and underpins the high level of respect we show each other every day.
The vision that guides our collective efforts is consistent and unwavering: to be the Company of choice for all. We leverage Employee Resource Groups ("ERGs") to help educate and inspire our global workforce and fortify strong business practices.
Our ERGs include: PRIDE at Avient (which is working to maintain a safe and accepting environment that enables LGBTQ+ associates to perform to their fullest potential and contribute to the success of our Company), HYPE (which stands for Harnessing Young Professional Energy and is building a collaborative network of Avient’s young professionals), LEAD by Women (which increases access to the tools and resources necessary to build leadership skills and accelerate careers), EMBRACE (which focuses on understanding and valuing the many diverse cultures and backgrounds of our associates) and SERVE (which stands for Sustaining Engagement for Returning Veteran Employees and is focusing on our U.S.-based veteran community). In 2023, we launched our newest ERG, RAISE, which is focused on supporting associates who are parents and caregivers to connect, learn and empower one another to balance work and home responsibilities.
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    5

PROXY SUMMARY
We require equality of opportunity for all qualified individuals in accordance with applicable laws. Decisions on hiring, promotion, development, compensation or advancement are based solely on a person’s qualifications, abilities, experience and performance, except where local law requires us to take actions to increase employment opportunities for a specific group. The Avient Ethics Hotline serves as a mechanism for associates to anonymously report any perceived concerns regarding these topics.
A Great Place to Work®
Our ongoing associate feedback is highly valued, discussed, and most importantly, acted upon, to make improvements. In addition to holding action planning sessions, new manager assimilations and 360 reviews, we also conduct annual employee engagement surveys. Last year, employees in over 40 countries provided actionable feedback to support our ongoing employee engagement efforts. We are proud to share that our associates feel we are a Great Place to Work® and, in 2023, we received our fifth certification. Understanding how our associates feel about their experiences at Avient and our culture is critical and helps us ensure that the right competencies and behaviors are developed across the organization.
PRODUCTS
Innovation is the lifeblood of a specialty company, and our transformation to a specialty company has been defined by the ongoing evolution of our portfolio offerings to meet the product performance and sustainability needs of our customers. We believe our innovation pipeline remains robust, as we leverage our formulation expertise and sustainable solutions portfolio.
We offer a broad portfolio of technologies that help our customers—and our planet—be more sustainable. Through our design expertise and materials science, we positively impact and enable our customers’ products in many end markets. We have defined our sustainability portfolio in the three key ways we help our customers meet their innovation and sustainability goals: Renew, Reduce, and Preserve.

Examples include:
•Dyneema®, the world's strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports;
•Unique technologies that improve the recyclability of products and enable recycled content to be             incorporated, thus advancing a more circular economy;

6 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint;
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resources conservation and fiber optic / 5G network accessibility.
As the world continues to shift from operating in a linear economy to a circular economy and to a lower carbon footprint, Avient is proud to be a part of the solution. We help our customers increase post-consumer recycled content, formulate with bio-based materials, use less material during production, reduce energy required for production, and build alternative energy applications.
PLANET
The need to take care of our precious planet has never been more important. Governments, industry and consumers each must take accountability and play active roles to achieve sustainability. Avient is fully committed to protecting the environment by addressing climate change, conserving natural resources and preventing pollution. Through our environmental impact assessments within our Environmental, Health & Safety ("EH&S") Management System, we have focused on the following key topics: energy, emissions and climate change, as well as effluents and waste from our operations.
Avient’s Corporate EH&S Department is responsible for overseeing these areas, and it receives input and monitoring from our leadership team and Board of Directors.
We have established 2030 Sustainability Goals at Avient. We are committed to these objectives and will aggressively pursue their attainment through internal rigor, investment, and innovation. We are proud of our progress and have added additional targets for 2050. The below chart provides further details.

Sustainability Goals
By 2030, Avient will enable 100% of our products manufactured for consumer packaging to be recyclable, reusable, or compostable.	By 2030, Avient will reduce Scope 1 & 2 greenhouse gas emissions by 55% with 2019 as a baseline and achieve operational carbon neutrality by 2050.
By 2030, Avient will deliver cumulative annual revenue growth from our Sustainable Solutions portfolio of 8–12% with 2020 as a baseline.	By 2030, Avient will reduce waste to landfill intensity by 3% annually from the 2019 baseline.
By 2030, Avient will obtain directly or contract for 60% of its electricity demand from renewable sources and achieve 100% renewable energy by 2050.	By 2030, Avient will assess its top suppliers representing 90% of our total raw material costs for alignment with our Sustainability Objectives.

Plastic waste is an issue impacting our communities and our world, and we are proud to be a founding member of the Alliance to End Plastic Waste. This organization is a CEO-led, cross-sector, not-for-profit made up of approximately 90 companies. The mission of the Alliance is clear: develop, accelerate and deploy solutions, catalyze public and private investment, and engage communities to help end plastic waste in the environment. Our investments are focusing on infrastructure, innovation, education and clean-up initiatives. Projects in some of the most challenging areas in need of support are well underway. Our early progress and traction is both encouraging and rewarding.
Additionally, Avient is a member of the American Chemistry Council and Plastic Industry Association’s Operation Clean Sweep, a set of guidelines for process, training and audit of our operations to prevent plastic pellet loss into the environment. Our local facilities also host litter clean up events in our communities and promote awareness about responsible waste management. This is in addition to the 16
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    7

PROXY SUMMARY
hours of paid time off every Avient associate receives each year to volunteer for any non-profit organization they are passionate about and can improve the community. Our annual United Way campaign has been an important financial driving force as well, primarily in North America. Throughout the year and in our Global Giving campaign, our associates helped make a positive impact on associates in need as their generosity provided over 7,000 volunteer hours and $1.5 million in donations around the world.
In 2023, 10% of the Company's annual incentive bonus was tied to specific sustainability targets aligned with our sustainability goals.
PERFORMANCE
Our fourth “P” is for Performance, and it is inextricably linked to the other three. Despite challenging demand conditions and significant customer inventory destocking in 2023, Avient partially offset these dynamics by pricing effectively, capturing deflation and managing costs.
Additional performance commentary is provided in the Company Operating Performance section of this proxy statement, on the Investor Relations section of www.avient.com, in our 2023 Annual Report and during our quarterly earnings conference calls. Information on our website is not deemed a part hereof, unless explicitly incorporated by reference.

IMPACT OF OUR PERFORMANCE ON NAMED EXECUTIVE OFFICER 2023 COMPENSATION
Our 2023 compensation reflected our pay-for-performance philosophy of aligning executive compensation directly with our financial performance.
Our Named Executive Officers for 2023 are:

Name	Title
Ashish K. Khandpur	President and Chief Executive Officer
Jamie A. Beggs	Senior Vice President, Chief Financial Officer
Michael A. Garratt	Senior Vice President, President, Color, Additives and Inks, EMEA
Joel R. Rathbun	Senior Vice President, Mergers and Acquisitions
Lisa K. Kunkle	Former Senior Vice President, General Counsel and Secretary
Robert M. Patterson	Former Chairman, President and Chief Executive Officer
On December 1, 2023, Mr. Patterson retired as Chairman, President and Chief Executive Officer, but continued to serve as an employee of the Company in the role of Special Advisor, and he is expected to remain in such role until May 31, 2024. Dr. Khandpur became our President and Chief Executive Officer as of Mr. Patterson's retirement, and Mr. Fearon became our Non-Executive Chairman. In connection with the leadership transition, the Compensation Committee determined an appropriate compensation package for Dr. Khandpur, as described in the "Other Aspects of our Compensation Programs" section of this proxy statement. In addition, Ms. Kunkle retired from her roles and as an employee of the Company on January 31, 2024.
2023 Annual Incentive Program
We set appropriate goals for each of our performance measures in our 2023 annual cash incentive program (the “2023 Annual Incentive Program”). Our performance in 2023 resulted in the participating executive officers named in the 2023 Summary Compensation Table of this proxy statement (the “Named Executive Officers”), earning a below target payout under the 2023 Annual Incentive Program. Dr. Khandpur did not participate in the 2023 Annual Incentive Program due to his commencement of service on December 1, 2023.

8 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY
Messrs. Patterson and Rathbun and Mses. Beggs and Kunkle's 2023 Annual Incentive Program opportunities were based on consolidated Company results. Mr. Garratt's 2023 Annual Incentive Program opportunities were based on both business-unit specific results and on consolidated Avient adjusted operating income results. Results were calculated with adjustments for special items pursuant to the terms of the 2023 Annual Incentive Program as approved by the Compensation Committee. Total attainment for consolidated Avient and Color, Additives and Inks ("CAI") (applicable for Mr. Garratt) under the 2023 Annual Incentive Program was 52.5% and 52.5%, respectively, with the components consisting of (dollars in millions):

2023 Corporate Plan Annual Incentive Program* (Patterson, Beggs, Kunkle, Rathbun)
Measure	Weighting	Threshold	Target	Maximum	Results	Payout %
Adjusted Operating Income (consolidated)	70%	$314.5	$338.6	$399.6	$312.8	0.0%
Working Capital as a % of Sales	20%	12.4%	11.7%	10.7%	10.3%	200.0%
Sustainability Objectives	10%	See the Compensation Discussion and Analysis section for more information about goals and achievements				125.0%
Total Attainment						52.5%
*Adjusted operating income (performance measures and results) reported in the table above was calculated with adjustments for special items (as noted on Appendix A) pursuant to the terms of the awards and as approved by the Compensation Committee.

2023 CAI Plan Annual Incentive Program* (Garratt)
Measure	Weighting	Threshold	Target	Maximum	Results	Payout %
Adjusted Operating Income (CAI)	59.5%	$253.0	$272.2	$312.6	$251.9	0.0%
Adjusted Operating Income (consolidated)	10.5%	314.5	338.6	399.6	$312.8	0.0%
Working Capital as a % of Sales (CAI)	20%	14.1%	13.4%	12.2%	11.6%	200.0%
Sustainability Objectives	10%	See the Compensation Discussion and Analysis section for more information about goals and achievements				125.0%
Total Attainment						52.5%
*Adjusted operating income (performance measures and results) reported in the table above was calculated with adjustments for special items (as noted on Appendix A) pursuant to the terms of the awards and as approved by the Compensation Committee.

The following table shows, for each participating Named Executive Officer, the target 2023 Annual Incentive Program payout opportunity, the percentage of such payout opportunity earned based on 2023 performance, and the dollar value of the actual payout.
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    9

PROXY SUMMARY

2023 Annual Incentive Program Payouts
Named Executive Officer	2023 Target Opportunity ($)	Payout (%)	Payout ($)
Robert M. Patterson	1,521,000	52.5%	798,525
Jamie A. Beggs	431,250	52.5%	226,406
Joel R. Rathbun	393,750	52.5%	206,719
Lisa K. Kunkle	321,750	52.5%	168,919
Michael A. Garratt	315,250	52.5%	165,506
2021-2023 Long-Term Incentive Awards
In 2023, the participating Named Executive Officers earned a 170% payout for their 2021-2023 cash-settled performance units granted under our Amended and Restated 2020 Equity and Incentive Compensation Plan (the “2020 Plan”). The payout was earned based on the Company’s adjusted EPS performance over four equally-weighted performance periods as noted below. Dr. Khandpur did not participate in the 2021 performance unit awards.

2021–2023 Cash-Settled Performance Units Performance Measure: Adjusted EPS
Performance Periods	Weighting	Target	Result	Payout %
January 1, 2021 – December 31, 2021	25%	$2.24	$3.05	200%
January 1, 2022 – December 31, 2022	25%	$2.16	$2.93	200%
January 1, 2023 – December 31, 2023	25%	$1.86	$1.69	81%
January 1, 2021 – December 31, 2023	25%	$6.26	$7.67	200%
Total Attainment				170%
Adjusted EPS (threshold, target and maximum levels, and results) with respect to the incentives described above includes intangible amortization expense, and was calculated with adjustments for acquisitions, divestitures and special items pursuant to the terms of the 2021-2023 long-term incentive program (the “2021-2023 Long-Term Incentive Program”) and as approved by the Compensation Committee.

For information on the terms and conditions of these incentive programs, see the “What We Pay and Why: Elements of Compensation” section of this proxy statement.

OUR DIRECTOR NOMINEES AND COMMITTEE MEMBERSHIP
You are being asked to vote on the election of twelve Director nominees. Detailed information about each Director nominee’s background, qualifications, attributes, skills and experience can be found beginning on page 17.
Our Board maintains Audit ("AC"), Compensation ("CC"), Governance and Corporate Responsibility ("G&CRC"), and Environmental, Health and Safety ("EH&SC") committees. The following table provides membership and meeting information for each committee as of March 19, 2024. In addition, the table identifies the independent directors.

10 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY

Name	Age	Director Since	Independent	Committee Membership (M=Member, C=Chair)
				AC	CC	G&CRC	EH&SC
Robert E. Abernathy	69	2018	Yes	M	M
Richard H. Fearon	68	2004	Yes		M	C
Gregory J. Goff	67	2011	Yes			M	C
Neil Green	54	2021	Yes	M		M
William R. Jellison	66	2015	Yes	C			M
Ashish K. Khandpur, Ph.D.	56	2023	No
Sandra Beach Lin	66	2013	Yes	M		M
Kim Ann Mink, Ph.D.	64	2017	Yes	M			M
Ernest Nicolas	46	2021	Yes		M		M
Kerry J. Preete	63	2013	Yes		C	M
Patricia Verduin, Ph.D.	64	2019	Yes			M	M
William A. Wulfsohn	62	2011	Yes	M	M
Number of Meetings Held in 2023				7	4	2	2

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    11

PROXY SUMMARY

SUMMARY OF DIRECTOR NOMINEE SKILLS, EXPERIENCE AND BACKGROUND
Each of our director nominees possess a balance of strategic skills, professional experiences and diverse perspectives. The table below summarizes the key skills, experiences and backgrounds of each of our director nominees that are most relevant to their board service.

Skills/Experience	Abernathy	Fearon	Goff	Green	Jellison	Khandpur	Lin	Mink	Nicolas	Preete	Verduin	Wulfsohn
Financial Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions	●	●	●		●		●	●		●		●
International Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S.	●	●	●	●	●	●	●	●	●	●	●	●
Industry Expertise Significant experience in the Company’s businesses and industries	●	●	●			●	●	●		●	●	●
Regulatory Experience in government and regulatory affairs, and regulated industries, including as part of a business and/or through positions with government organizations and regulatory bodies	●	●	●			●	●	●		●	●
Technology Technical or scientific knowledge and experience implementing technology strategies	●					●		●			●	●
Human Capital Experience in management of labor relations, in human resources, and talent management	●	●	●			●	●	●	●	●	●	●
Operations Experience overseeing complex operations and developing and implementing operational plans and business operations strategy	●		●	●	●	●	●	●	●	●	●	●
Corporate Governance Experience and understanding of governance matters and principles, including management accountability, transparency and protection of shareholder interests	●	●	●	●	●	●	●	●	●	●	●	●
IT and Cybersecurity Experience and understanding of information security, data privacy and cybersecurity		●		●	●					●
Sustainability Experience in environmental matters, community affairs, and/or corporate responsibility initiatives including sustainability	●	●	●	●	●	●	●	●	●	●	●	●
Other Public Company Boards	1	3	1	—	—	1	2	2	—	1	2	1

12 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY

Board Diversity Matrix (as of March 19, 2024)

Total Number of Directors 12
	Female	Male
Gender Identity
Directors	3	9
Demographic Background
African American or Black	—	2
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	3	6
Two or More Races or Ethnicities	—	—
Supplemental Characteristics
Person with Disability/Disabilities	1	—
Military Veteran	—	—
Person of International / Non-U.S. Origin	—	1
LGBTQ+	—	—

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    13

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS
As part of our commitment to overall excellence, our Company’s governance practices include the following:
Director Independence
•Strong commitment to Director independence: Eleven out of our twelve Director nominees are independent.
•The independent Directors regularly hold executive sessions without management at Board and committee meetings. Mr. Fearon, our Non-Executive Chairman of the Board, presides at executive sessions of the Board.
Independent Oversight
•The Company's current Board leadership structure provides for a Non-Executive Chairman of the Board who is selected by the Board. Richard H. Fearon, who served as independent Lead Director from 2015-2023, is currently serving as the Non-Executive Chairman of the Board.
•Among other responsibilities, the Non-Executive Chairman of the Board:
•Chairs executive sessions of the non-employee Directors and provides feedback and perspective to the CEO regarding discussions at these sessions;
•Facilitates communications between other members of the Board;
•Approves meeting agendas and meeting schedules for the Board;
•Communicates with the CEO regarding the quality, quantity and timeliness of the flow of information from management to the Board;
•Interviews all Board candidates and provides the Governance and Corporate Responsibility Committee with recommendations on each candidate;
•Maintains close contact with the Chair of each standing committee and assists in ensuring communications between each committee and the Board;
•Considers the retention of advisers and consultants who report directly to the Board; and
•Chairs Board meetings.
Full Board and Committee Oversight of Risk Management
•The full Board oversees a Company-wide approach to risk management that is designed to support the achievement of the Company's strategic objectives and improve long-term organizational performance. The Board assesses and analyzes the most likely areas of current and future risk for the Company on an on-going basis.

•The Board administers its risk oversight function directly and through its committees. The Board has delegated specific risk oversight responsibility to the committees of the Board as follows:

◦The Audit Committee oversees risks related to the Company's financial statements, financial reporting processes, internal controls, information technology, and cybersecurity. With respect to cybersecurity risks, the Audit Committee regularly receives updates from management regarding the Company's defense and detection capabilities, incidence response plans and employee training activities;
◦The Compensation Committee oversees risks related to the Company's compensation programs;

14 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

PROXY SUMMARY
◦The Governance and Corporate Responsibility Committee oversees risks related to the Company's programs, policies, and practices related to certain sustainability and governance matters; and
◦The Environmental, Health and Safety Committee oversees risks related to safety, health, physical security, environmental, and product stewardship matters, including providing oversight of the systems that are in place to monitor and mitigate our carbon footprint.

Board Oversight of Corporate Responsibility Matters
•The Governance and Corporate Responsibility Committee assists the Board in fulfilling its oversight responsibilities relating to corporate responsibility, and environmental, social and governance ("ESG") matters, including with regard to how the Board and management evaluate and integrate such matters into our business strategy and decision-making.
•The Environmental, Health and Safety Committee reviews the programs and procedures established by the Company that monitor compliance with the Company's policies, standards and practices, and laws and regulations with respect to safety, environmental, health, physical security, and product stewardship, including providing oversight of the systems that are in place to monitor and mitigate our carbon footprint and the potential risks associated with climate change.
Stock Ownership Requirements
•We maintain robust stock ownership requirements to align the interests of directors and shareowners.
•The stock ownership requirement for our CEO is 125,000 shares and for all other Directors is 12,500 shares (within five years of onboarding). For 2023, the stock ownership requirement was equivalent to more than four times the annual salary of our CEO and more than four times the annual cash retainer for all other Directors, based on the Company's closing stock price on December 29, 2023 of $41.57.
Board Practices
•Our Board annually conducts an evaluation of its performance, which includes a peer evaluation of each Director.
•The Governance and Corporate Responsibility Committee reviews criteria for Board membership and considers changes as needed so that the Board continues to reflect the appropriate mix of skills and experience.
•Non-employee Directors may not stand for re-election following the date of the Director’s 72nd birthday, although the Board may waive this limitation if it determines such waiver to be in the best interests of the Company.
•All Directors stand for election annually.
•We maintain a majority voting policy for uncontested Director elections.
•We maintain a fully independent Audit Committee, Compensation Committee, and Governance and Corporate Responsibility Committee.

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    15

ELECTION OF BOARD OF DIRECTORS

PROPOSAL 1 — ELECTION OF TWELVE DIRECTOR NOMINEES TO OUR BOARD OF DIRECTORS
Our Board currently consists of 12 Directors. Each Director serves for a one-year term until a successor is duly elected and qualified, subject to the Director’s earlier death, retirement or resignation.
A shareholder who wishes to nominate a person for election as a Director must provide written notice to our Secretary in accordance with the procedures specified in Regulation 12 of our Code of Regulations (“Regulations”). Generally, the Secretary must receive the notice at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. The notice must set forth, as to each nominee, among other things, the name, age, and other identifying information, principal occupation and employment during the past five years, name and principal business of any corporation or other organization in which such occupation and employment were carried on, certain information regarding Company securities ownership, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a Director if elected. The notice must set forth the name and address of, and the number of our common shares owned by, the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.
Following are the nominees for election as Directors for one-year terms expiring in 2025, a description of the business experience of each nominee and the names of other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. Each nominee for election as a Director, except for Dr. Khandpur, was elected by our shareholders at our 2023 Annual Meeting. The board appointed Dr. Khandpur to fill the vacancy created by the retirement of former Chairman, President and Chief Executive Officer Robert M. Patterson. The composition of the Board is intended to reflect an appropriate mix of skill sets, experience and qualifications that are relevant to Avient’s business and governance over time.
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a Director, the Board also believes that all of our Director nominees are individuals of substantial accomplishment with demonstrated leadership capabilities. Each of our Director nominees also has the following personal characteristics, which are required attributes for all Board nominees: high ethical standards, integrity, sound judgment and an ability to devote sufficient time to the affairs of our Company. The information below is current as of March 19, 2024.

Our Board recommends a vote FOR the election of each of the twelve Director nominees to our Board.

16 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

ELECTION OF BOARD OF DIRECTORS

Robert E. Abernathy

Retired Chairman and Chief Executive Officer of Halyard Health, Inc., a medical technology company that focuses on eliminating pain, speeding recovery, and preventing infection for healthcare providers and patients worldwide. Mr. Abernathy served as Chairman and Chief Executive Officer of Halyard Health, Inc. from the time of its spinoff from Kimberly-Clark Corporation (“Kimberly-Clark”) in 2014 until his retirement from those positions in 2017. Prior to that, he worked for Kimberly-Clark, a global personal care products company. He joined Kimberly-Clark in 1982 and served in numerous roles of increasing responsibility, including President, Global Healthcare in 2014 and Executive Vice President, from 2013 to 2014.

Qualifications, Attributes, Skills and Experience:

We believe that our Company can capitalize on Mr. Abernathy’s significant global experience, particularly in developing markets. Further, Mr. Abernathy’s prior role as a Chief Executive Officer of a publicly traded company and service on several other external boards will enable him to provide relevant and topical advice on issues affecting public companies. Mr. Abernathy’s unique perspective gained while working in the healthcare and consumer products industries can add value when evaluating our commercial relationships in those industries.
Director since: 2018 Age: 69 Current Public Company Directorships: •Haemonetics Corporation Former Directorships: •Halyard Health, Inc. •RadioShack Corp. •Lubrizol Corp. •Kimberly-Clark de Mexico

Richard H. Fearon

Non-Executive Chairman of our Board since 2023. Prior to serving as Board Chair, Mr. Fearon served as Lead Director of our Board from 2015-2023. Retired Chief Financial and Planning Officer of Eaton plc (“Eaton”), a global manufacturing company. Mr. Fearon served as Chief Financial and Planning Officer of Eaton from 2002, and as Vice Chairman from 2009 until his retirement in 2021. In his position at Eaton, Mr. Fearon was responsible for the accounting, control, corporate development, information systems, internal audit, investor relations, strategic planning, tax and treasury functions of Eaton. Prior to Eaton, Mr. Fearon worked at several large diversified companies, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company.

Qualifications, Attributes, Skills and Experience:

We believe that Mr. Fearon’s years of experience as Eaton’s Chief Financial Officer, together with his years of service at other large global companies, enable him to provide the Board with important insight and leadership. He has comprehensive knowledge of financial accounting standards and extensive experience in financial statement preparation, corporate finance, corporate development, risk management, and investor relations. As an individual with extensive experience as an executive and leader at a multi-national corporation, Mr. Fearon is particularly equipped to advise our Board on current issues facing our Company. He also has significant governance expertise developed through his years as Lead Director of the Company from 2015 through 2023, as well as his service on numerous other boards. He has served as Non-Executive Chairman of our Board since 2023.

Director since: 2004

Age: 68

Current Public Company Directorships:
•Waters Corporation
•Crown Holdings, Inc.
•CRH plc

Former Directorships:
•Eaton plc
•Southern Steel Bhd
•Centurion Industries, Ltd.
•Hennessy Capital Investment Corp. VI

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    17

ELECTION OF BOARD OF DIRECTORS

Gregory J. Goff

Retired Executive Vice Chairman of Marathon Petroleum Corporation (“Marathon”), a leading, integrated, downstream energy company. Mr. Goff served in this capacity from 2018 until his retirement in 2019. Prior to Marathon’s acquisition of Andeavor (formerly Tesoro Corporation), Mr. Goff served as President and Chief Executive Officer from 2010 to 2018, and as Chairman from 2014 to 2018, of Andeavor, a leading company in the independent refining and marketing business. He also served as Chairman and Chief Executive Officer of Andeavor Logistics LP (formerly Tesoro Logistics LP), a NYSE-listed master limited partnership that owned, operated and developed crude oil and refined products and logistics assets, from 2011 to 2018. Prior to joining Tesoro in 2010, Mr. Goff worked for ConocoPhillips Corporation, an integrated energy company, where he held a number of senior leadership positions, most recently Senior Vice President Commercial from 2008 to 2010.

Qualifications, Attributes, Skills and Experience:

We believe that, as a Board member with proven leadership capabilities and as an executive who has extensive international business experience across Europe, Asia and Latin America, Mr. Goff provides a unique perspective on our strategy and operations. Mr. Goff’s deep understanding of the energy industry and specialty chemical businesses provides valuable insight into Avient’s strategic planning. His experience as the Chief Executive Officer of a large, independent refining and petroleum products marketing company and his participation as a member of national trade associations provide him with valuable experience that can enhance our Board.

Director since: 2011

Age: 67

Current Public Company Directorships:
•Exxon Mobil Corporation

 Current Non-Public Company Directorships:
•X-Energy Reactor Company, LLC

 Former Directorships:
•Enbridge Inc.
•Marathon
•MPLX GP, TLGP
•Andeavor
•DCP Midstream GP, LLC
•QEP Midstream Partners, LP
•Western Logistics GP LLC

Neil Green

Executive Vice President and Chief Digital Officer at Otis Worldwide Corporation (“Otis”), a leading elevator and escalator manufacturing, installation and service company, since 2020. From 2018 to 2020, Mr. Green served as Otis’ Vice President, Transformation and Chief Digital Officer. Prior to joining Otis, Mr. Green served as Vice President, Data Center Group at Intel Corporation, a semiconductor company, and as President, Intel Federal LLC, a subsidiary of Intel Corporation, from 2015 to 2018, and previously in various other roles of increasing responsibility at Intel Corporation.

Qualifications, Attributes, Skills and Experience:

We believe that Mr. Green’s role as Chief Digital Officer at a global manufacturing company uniquely positions him to provide insights into Avient’s digital strategy and execution, cloud adoption, mobility, data science, and cybersecurity. We further believe that Mr. Green can provide the Board with topical advice regarding innovative new technology developments to improve product development, service and manufacturing.
Director since: 2021 Age: 54 Current Public Company Directorships: •None Former Directorships: •None

18 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

ELECTION OF BOARD OF DIRECTORS

William R. Jellison

Retired Vice President, Chief Financial Officer of Stryker Corporation (“Stryker”), one of the world’s leading medical technology (“Medtech”) companies. Since 2017, Mr. Jellison has served as Senior Advisor for Astor Place Holdings, the Private Equity arm of Select Equities, and consults with other private equity and investment management firms in the Medtech industry. Previously, Mr. Jellison served as Vice President, Chief Financial Officer of Stryker from 2013 to 2016. Prior to joining Stryker, Mr. Jellison served as the Senior Vice President and Chief Financial Officer of Dentsply International (“Dentsply”), the world’s largest manufacturer of professional dental products, from 1998 to 2013, except for a roughly two-year period of time between 2002 and 2005 when he was a Senior Vice President with full P&L responsibilities for some of Dentsply’s operating divisions located in the U.S., Europe and Asia. Mr. Jellison began his career with the Donnelly Corporation, a publicly traded international automotive parts supplier, where he served in several senior leadership roles, advancing to Vice President of Finance.

Qualifications, Attributes, Skills and Experience:
We believe that Mr. Jellison brings a unique perspective to the Board, especially with respect to opportunities to further specialize in the healthcare industry. In addition, Mr. Jellison brings substantial financial experience from a large, publicly-traded company to the Board. His experience abroad also provides him with diverse operating experiences in international markets, which provides the Board with a meaningful global business perspective. Mr. Jellison is able to use his experience in serving as an executive at a respected Medtech company to guide our Board in driving further specialization.
Director since: 2015 Age: 66 Current Public Company Directorships: •None Current Non-Public Company Directorships: •Young Innovations, Inc. Former Directorships: •None

 Ashish K. Khandpur, Ph.D.

President and Chief Executive Officer of Avient. Dr. Khandpur has served as President and Chief Executive Officer of Avient since 2023. Prior to serving in these current roles, Dr. Khandpur served as Group President of the Transportation & Electronics business group for 3M Company (“3M”), a global manufacturing and technology company, from April 2021 to November 2023. During his 28-year career with 3M, Dr. Khandpur held a series of roles with increasing responsibility, including Executive Vice President, Transportation & Electronics business group, from April 2019 to April 2021; Executive Vice President, Electronics & Energy business group, from July 2017 to March 2019; and Senior Vice President, Research & Development and Chief Technology Officer, from July 2014 to June 2017, among other roles.

Qualifications, Attributes, Skills and Experience
We believe that as our President and Chief Executive Officer and in light of his prior executive experience, Dr. Khandpur is particularly well qualified to serve on our Board. His breadth of experiences in multiple market segments, running complex businesses with broad global footprints, and his deep technical expertise and demonstrated commercial success in building and growing businesses make him particularly well-suited as a Board member to elevate Avient’s performance. His responsibility for developing and executing the Company’s annual operating plans and strategic plans provides him with the knowledge and experience needed to offer unique and valuable input to our Board.
Director since: 2023 Age: 56 Current Public Company Directorships: •Constellation Energy Corporation Former Directorships: •3M India
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    19

ELECTION OF BOARD OF DIRECTORS

Sandra Beach Lin

Retired President, Chief Executive Officer and Director of Calisolar, Inc. (now Silicor Materials Inc.), a solar silicon company. Ms. Lin served in this capacity from 2010 until her retirement in 2011. Previously, she served as Executive Vice President, then Corporate Executive Vice President, at Celanese Corporation (“Celanese”), a global hybrid chemical company, from 2007 to 2010. Prior to Celanese, Ms. Lin held global senior executive positions at Avery Dennison Corporation, Alcoa Inc. and Honeywell International Inc.

Qualifications, Attributes, Skills and Experience
We believe that Ms. Lin’s extensive senior executive experience, including as a Chief Executive Officer, leading global businesses in multiple industries provides her with valuable skills to serve on our Board. She has a deep understanding of the specialty chemicals industry, a strong operational foundation and wide-ranging international experience. Ms. Lin also currently serves as a director for two other public companies, and one privately-held precision engineered drug delivery company, which provides her with additional experience she utilizes while serving as a valued member of our Board.

Director since: 2013

Age: 66

Current Public Company Directorships:
•American Electric Power Company, Inc.
•Trinseo PLC

Current Non-Public Company Directorships:
•Ripple Therapeutics

Former Directorships:
•WESCO International, Inc.

Kim Ann Mink, Ph.D.
Former Chairman, President and Chief Executive Officer of Innophos Holdings, Inc. (“Innophos”), a leading international producer of performance-critical and nutritional functional ingredients, with applications in food, health and industrial specialties markets. Dr. Mink served in this capacity from 2015 until her retirement in 2020. Prior to joining Innophos, Dr. Mink served as Business President of Elastomers, Electrical and Telecommunications at the Dow Chemical Company (“Dow”), a specialty chemicals provider, from 2012 to 2015. She joined Dow in 2009 as Global General Manager, Performance Materials and President and Chief Executive Officer of ANGUS Chemical Co. (then a fully-owned subsidiary of Dow). Prior to joining Dow, she was Corporate Vice President and Global General Manager, Ion Exchange Resins at the Rohm and Haas Company (now a fully-owned subsidiary of Dow), where she spent more than 20 years serving in numerous senior roles with increasing responsibilities.

Qualifications, Attributes, Skills and Experience:
We believe Dr. Mink provides us with valuable counsel related to her chemical and advanced materials background. Further, her experience as a Chief Executive Officer of a public company provides Avient with a diverse perspective when forming strategies to guide the direction of our Company. Avient also benefits from her experience and expertise in technology and varied end markets.

Director since: 2017

Age: 64

Current Public Company Directorships:
•Eastman Chemical Company
•Air Liquide S.A.

Current Non-Public Company Directorships:
•Group14 Technologies

Former Directorships:
•Innophos Holdings, Inc.

20 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

ELECTION OF BOARD OF DIRECTORS

Ernest Nicolas

Chief Supply Chain Officer at HP Inc., a technology company with a product and services portfolio of personal systems, printers, and 3D printing solutions, since 2022. From 2020 to 2022, Mr. Nicolas served as Senior Vice President and Chief Supply Chain Officer at Rockwell Automation, Inc. (“Rockwell Automation”), a global leader in industrial automation and digital transformation. From 2019 to 2020, Mr. Nicolas served as Rockwell Automation’s Senior Vice President, Operations and Engineering Services; from 2018 to 2019, he served as Vice President, Global Supply Chain; and from 2015 to 2018, he served as Vice President, Strategic Sourcing and Supply Management. He joined Rockwell Automation in 2006 and has held numerous positions of increasing responsibility since that time. Prior to joining Rockwell Automation, Mr. Nicolas began his career at General Motors Company.

Qualifications, Attributes, Skills and Experience:

We believe that Mr. Nicolas’ experience as Chief Supply Chain Officer at a large industrial company provides valuable insights into issues impacting our integrated supply chain. Mr. Nicolas has a deep understanding of supply chain planning, strategic sourcing, manufacturing operations, logistics, customer care, and enterprise quality, and we believe that this can assist Avient’s supply chain leadership. In addition, we believe that Mr. Nicolas’ experience in managing manufacturing in the Asia Pacific region can assist Avient with our manufacturing plans in that region.

Director since: 2021 Age: 46 Current Public Company Directorships: •None Former Directorships: •None

Kerry J. Preete
Retired Executive Vice President, Chief Strategy Officer for Monsanto Company (“Monsanto”), a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Mr. Preete served in this capacity from 2010 until his retirement in 2018. Mr. Preete also previously served as Monsanto’s President, Global Crop Protection Division from 2009 to 2010 and Vice President, International Commercial Business from 2008 to 2009. From 1985 to 2008, Mr. Preete served in various roles of increasing responsibility at Monsanto.

Qualifications, Attributes, Skills and Experience:
Because of his broad experience at a leading, well-known company, we believe Mr. Preete brings an insightful perspective on running a successful, innovative company. Mr. Preete is specifically adept in not only thinking strategically but also tactically, and these traits will be valuable to Avient as it continues into the future. Further, his global experience and understanding will assist Avient in its plans to operate in different regions and cultures, and we believe his global business acumen is relevant and transferable across industries. Mr. Preete’s operational foundation, strategic expertise, and global experience are assets to Avient’s Board.
Director since: 2013 Age: 63 Current Public Company Directorships: •Corteva, Inc. Former Directorships: •Univar Solutions Inc.
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    21

ELECTION OF BOARD OF DIRECTORS

Patricia Verduin, Ph.D.
Retired Chief Technology Officer for Colgate-Palmolive Company (“Colgate-Palmolive”), a leading consumer products manufacturer. Dr. Verduin served in this capacity from 2011 until her retirement in 2022. Dr. Verduin was Colgate-Palmolive’s Vice President, Research and Development from 2007 to 2011. Prior to joining Colgate-Palmolive, Dr. Verduin served as Senior Vice President and Chief Science Officer, Grocery Manufacturers Association from 2006 to 2007, as Senior Vice President of Product Quality and Development from 2002 to 2006, and as Senior Vice President of Research and Development, Grocery Products Development from 2000 to 2002 at ConAgra Foods, Inc. (now Conagra Brands, Inc.).

Qualifications, Attributes, Skills and Experience:
We believe that Dr. Verduin’s experience leading large global science, technology, regulatory, and innovation teams in the corporate setting will provide a unique perspective to our Board. Her role as a Chief Technology Officer and roles in science, innovation and product development will provide valuable insight into leading an innovative company and will allow her to provide expert guidance to our management and Board on our technology and innovation strategies. Dr. Verduin was also heavily involved in M&A activity in her various positions and can assist Avient in its future acquisition strategies.
Director since: 2019 Age: 64 Current Public Company Directorships: •FMC Corporation •Ingredion Incorporated Former Directorships: •Monsanto

 William A. Wulfsohn
Former Chairman and Chief Executive Officer of Ashland Global Holdings Inc. (“Ashland”), a global leader in providing specialty chemical solutions to customers in a wide range of customer and industrial markets. Mr. Wulfsohn served in this capacity from 2015 until 2019. He was also a Director and Non-Executive Chairman of Valvoline Inc. (“Valvoline”), a leading worldwide producer and distributer of premium-branded automotive, commercial and industrial lubricants and automotive chemicals, from 2016 until 2018. From 2010 until 2014, Mr. Wulfsohn was President and Chief Executive Officer of Carpenter Technology Corporation (“Carpenter”), a manufacturer of stainless steel, titanium and other specialty metals and engineered products, and was a director of Carpenter from 2009 until 2014.

Qualifications, Attributes, Skills and Experience
We believe that Mr. Wulfsohn is a valuable member of our Board. He is a proven leader, with deep and varied experience in technology and successful business operations. His background in managing operations in Europe and Asia/Pacific provides him with international expertise that is of value to Avient. Further, we believe his experience as a Chief Executive Officer of publicly-traded specialty companies has given him unique skills to assist in providing guidance on Avient’s continuing transformation.

Director since: 2011

Age: 62

Current Public Company Directorships:
•Modine Manufacturing Company

Former Directorships:
•Anzu Special Acquisition Corp I
•Ashland Global Holdings Inc.
•Carpenter Technology
•Valvoline Inc.

22 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

ADVISORY VOTE

PROPOSAL 2 — APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), our Board is submitting a “Say on Pay” proposal for shareholder consideration. While the vote to approve Named Executive Officer compensation is non-binding and solely advisory in nature, our Board and the Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and expect to address them in making future decisions about our executive compensation programs.
At our 2023 Annual Meeting, shareholders voted to hold an advisory “Say on Pay” vote on an annual basis. Accordingly, we have determined to submit an advisory vote to approve our Named Executive Officer compensation to our shareholders at each annual meeting (with the next vote expected to occur in 2025) until the Company seeks another advisory vote on the frequency of the advisory vote on our Named Executive Officer compensation program (which next frequency vote is anticipated to occur at the 2029 Annual Meeting).
As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee of our Board has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves this Objective
Pay-For-Performance	Setting a significant portion of each Named Executive Officer’s total compensation in the form of variable compensation that is earned when pre-established financial performance goals are achieved
Align Executive Compensation with Shareholders’ Interests	Focusing incentive programs on the critical performance measures that determine Avient’s overall success and reward executives for the attainment of short-term results, balanced with the need for sustainable long-term success
Attract, Motivate and Retain Management	Competing effectively to attract, motivate and retain a management team that leads in setting and achieving the overall goals and objectives of Avient
We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2023 Summary Compensation Table and other related compensation tables and narratives in the “Executive Compensation” section of this proxy statement, which provide detailed information regarding the compensation of our Named Executive Officers. The Board and the Compensation Committee believe that the policies and procedures described and explained in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our business goals and the compensation of our Named Executive Officers reported in the “Executive Compensation” section of this proxy statement has supported and contributed to the Company’s recent and long-term success.

Our Board recommends a vote FOR the approval, on an advisory basis, of Named Executive Officer compensation.
We believe you should vote “FOR” our Named Executive Officer compensation program and approve the following resolution because the compensation actually earned by our Named Executive Officers for our
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ADVISORY VOTE
2023 performance was aligned with our pay-for-performance objectives, our Company’s performance and shareholder interests:
“RESOLVED, that the compensation paid to Avient’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

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AUDIT

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP ("EY") AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
The Audit Committee has appointed EY as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. The Board recommends ratification of the Audit Committee’s appointment of EY.
The selection of EY as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditor. The Board is submitting the appointment to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain EY and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.
A representative of EY is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement if desired and to respond to appropriate questions regarding EY’s examination of our consolidated financial statements and records for the year ended December 31, 2023.

Our Board recommends a vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT SERVICES AND RELATED FEE ARRANGEMENTS
Services provided by EY, our independent registered public accounting firm, and related fees in each of the last two fiscal years were as follows:
Audit Fees.  Audit services include the annual audit of the consolidated financial statements, the audit of internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, the issuance of comfort letters and consents, the review of registration statements filed with the SEC, accounting and financial reporting consultations and international statutory audits. Fees for audit services totaled $5.3 million in 2023 and $5.9 million in 2022. The full Audit Committee or the Chair of the Audit Committee pre-approved all audit services and related fee arrangements for 2023 in accordance with the Audit Committee Pre-Approval Policy for all Audit and Non-Audit Services and Related Fee Arrangements.
Audit-Related Fees.   Audit-related services principally include employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation and other international attest services not classified as audit fees. There were no fees for audit-related services billed in 2023 or 2022.
Tax Fees.  Tax services include tax compliance, tax advice and tax planning. Fees for tax services totaled $0.9 million in 2023 and $1.5 million in 2022. The Audit Committee pre-approved all tax fee arrangements billed in 2023.
All Other Fees.  No fees for other services were billed in 2023 or 2022.
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AUDIT
Our Audit Committee Pre-Approval Policy for all Audit and Non-Audit Services and Related Fee Arrangements (the “Pre-Approval Policy”) requires our Audit Committee to pre-approve all audit and non-audit services performed by EY in order to assure that the provision of such services and related fee arrangements do not impair EY’s independence. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has formally delegated this pre-approval authority to its Chair. Management has no authority to approve services performed by EY that have not been pre-approved by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
EY will provide us a description of work scope and supporting back-up documentation regarding the specific services they will provide. At each meeting of the Audit Committee, the current year’s previously pre-approved independent auditor fees along with any proposed revisions will be presented for approval. Any interim requests between Audit Committee meetings to provide services that require separate pre-approval will be submitted to the Audit Committee or the Audit Committee Chair by EY and our Chief Financial Officer, or Controller, and must include a statement as to whether, in each of their respective views, the request is consistent with the Securities and Exchange Commission’s ("SEC") rules on auditor independence.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders relating to the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal and independent auditors. The Audit Committee’s specific responsibilities are described in its charter, which is available on the Company’s website at: www.avient.com under the heading “Investors” and the subheading “Governance.”
The Audit Committee currently consists of six Directors, each of whom our Board has determined to meet the requirements of the New York Stock Exchange (the “NYSE”) for independence and financial literacy. Five members of the Audit Committee also meet the requirements of an “audit committee financial expert” as defined by the SEC.
The Audit Committee approves, subject to shareholder ratification, the appointment of the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm. The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee through its Chair is also directly involved in the selection of EY’s lead engagement partner, which occurs every five years. The most recent lead engagement partner rotation occurred at the start of 2022.
Avient’s Audit Committee believes that the continued retention of EY to serve as Avient’s independent registered public accounting firm is in the best interests of Avient and its shareholders. In making such determination, the Audit Committee considers, among other things, an evaluation of EY’s performance, qualifications, independence, tenure, and appropriateness of fees, as well as the potential impact of changing auditors. EY has been retained as the independent registered public accounting firm for Avient and its predecessor companies, PolyOne Corporation and The Geon Company, continuously since 1993.
Management has the primary responsibility for the completeness and accuracy of the Company’s consolidated financial statements and disclosures, the financial reporting process and the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 with management and the

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independent registered public accounting firm, including any significant changes in the Company’s selection or application of accounting principles.
The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm management’s report on internal control over financial reporting, including the significance and status of control deficiencies identified and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2023. The Audit Committee reviewed with the independent registered public accounting firm, which has the responsibility for expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles and applicable rules and regulations, their judgments as to the quality, not just the acceptability, of Avient’s critical accounting principles and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also reviewed with the independent registered public accounting firm its report on the Company’s internal control over financial reporting as of December 31, 2023, including the basis for its conclusions.
The Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, EY has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY their firm’s independence from management and Avient. The Audit Committee has approved all audit, audit-related and non-audit services and fees provided to the Company by the independent registered public accounting firm in accordance with its approval process. Based upon the Audit Committee’s considerations, the Audit Committee has concluded that EY is independent.
The Audit Committee discussed with Avient’s internal and independent auditors the overall scope and audit plans and evaluated their performance. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Avient’s internal control over financial reporting, and the overall quality of Avient’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC.

All members of the Audit Committee concur with this report.
The Audit Committee of the Board of Directors

Robert E. Abernathy         Sandra Beach Lin
Neil Green            Kim Ann Mink
William R. Jellison, Chair     William A. Wulfsohn                 February 12, 2024

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CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that a substantial majority of the members of our Board should be “independent.” To be considered independent, the Board, with input and a recommendation from the Governance and Corporate Responsibility Committee, must affirmatively determine that a given Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is free from any business, family or other relationship that would reasonably be expected to interfere with the exercise of independent judgment as a Director. The Board considers even immaterial relationships, including transactions, relationships and arrangements with the Company, in its decision-making process to ensure a complete view of each Director’s independence. Under categorical independence standards adopted by our Board, the Board must determine that a Director is not independent if he or she fails to meet the independence standards under the listing standards of the NYSE.
In addition, our categorical independence standards provide that the following categories of relationships between an outside Director and the Company will be treated as immaterial for purposes of determining a Director’s independence.
•If the Director is, or has an immediate family member who is, a partner (general or limited) in, or a controlling stockholder, equity holder, executive officer, other employee or director of any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years where the amount involved in such transaction in any such fiscal year was less than the greater of $1 million or 2% of the organization’s consolidated gross revenues for that year;
•If the Director is, or has an immediate family member who is, a director or trustee of any organization to which the Company has made, or from which the Company has received payments for property or services, and the Director (or his or her immediate family member) was not involved in the negotiations of the terms of the transaction, did not, to the extent applicable, provide any services directly to the Company, and did not receive any special benefits as a result of the transaction; or
•If the Director, or an immediate family member of the Director, serves as an officer, director or trustee of a foundation, university, charitable or other not-for-profit organization, and the Company’s discretionary charitable contributions to the organization, in the aggregate are less than the greater of $1 million or 2% of that organization’s latest publicly available annual consolidated gross revenues.
Our categorical independence standards and the material relationship considerations set forth above are found within our Corporate Governance Guidelines, which are available on our website at www.avient.com, under the heading “Investors” and the subheading “Governance.”
Our Board performed its independence review earlier this year. In applying the categorical standards set forth above and assessing the materiality of any relationships, the Board affirmatively determined that each of our current Directors (Messrs. Abernathy, Fearon, Goff, Green, Jellison, Nicolas, Preete, and Wulfsohn, and Mses. Lin, Mink, and Verduin), with the exception of Dr. Khandpur, is independent and meets the categorical independence standards described above, has no material relationship with the Company other than that arising solely from the capacity as a Director and, in addition, satisfies the independence requirements of the NYSE, including the NYSE independence standards applicable to the committees on which each such Director serves. The Board also affirmatively determined that Mr. Patterson was not independent under the NYSE listing standards prior to his departure from the Board on December 1, 2023, because he was employed by the Company.

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BOARD LEADERSHIP STRUCTURE
Pursuant to our Corporate Governance Guidelines, the Board selects the Chairman of the Board and Chief Executive Officer and determines from time to time whether the positions are to be combined and filled by one person or separated and filled by two persons. Pursuant to our Corporate Governance Guidelines, the Board’s policy as to whether these roles should be separate is to adopt the practice that best serves the Company’s needs at any particular time. In connection with our succession planning processes and the transition of the Chief Executive Officer role from Mr. Patterson to Dr. Khandpur, the Board determined that it was appropriate to separate the positions of Chairman of the Board and Chief Executive Officer. As such, the Company's current Board leadership structure provides for a Non-Executive Chairman of the Board who is appointed by the Board. Mr. Fearon has served as the Non-Executive Chairman of our Board since December 2023. The Board believes that this structure allows our Chief Executive Officer to focus on operating and actively managing the Company and the Non-Executive Chairman to provide guidance, an additional layer of independent oversight of Avient, and an avenue of communication between management and the independent Directors. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees as further described under “Board Oversight of Risk.”

MAJORITY VOTING FOR DIRECTORS
Our Corporate Governance Guidelines contain a policy relating to majority voting. Pursuant to the policy, any nominee for election as a Director of the Board who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an election of Directors that is not a contested election is expected to tender his or her resignation as a Director to the Board promptly following the certification of the election results. Broker non-votes will not be deemed to be votes for or withheld from a Director’s election for purposes of the policy, regardless of the rules treating broker non-votes as withheld in uncontested elections of Directors. The Governance and Corporate Responsibility Committee (without the participation of the affected Director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take appropriate action on each tendered resignation, taking into account the Governance and Corporate Responsibility Committee’s recommendation. The Governance and Corporate Responsibility Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate, including the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications of the tendering Director and his or her contributions to the Board and to Avient, and the results of the most recent evaluation of the tendering Director’s performance by the other members of the Board. The Board will promptly disclose its decision whether to accept or reject the Director’s tendered resignation and, if applicable, the reasons for rejecting the tendered resignation.

BOARD OVERSIGHT OF RISK
Our Board oversees a Company-wide approach to risk management that is designed to support the achievement of our strategic objectives and improve long-term organizational performance, which we believe will enhance shareholder value. The Board believes that risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Avient overall.
Our Board administers its risk oversight function directly and through its committees. The Board has delegated specific risk oversight responsibility to the committees of the Board. Under its Charter, the Audit Committee has oversight of the Company’s risk management processes, including risk oversight related to cybersecurity and data protection. The Audit Committee is responsible for discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit
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Committee also reviews reports related to on-going assessments of the Company’s risk management processes and system of internal control. In addition, the Audit Committee regularly reviews issues that present particular risks to the Company, including those involving information technology and cybersecurity. Specifically regarding cybersecurity, the Audit Committee regularly receives updates from management regarding the Company's defense and detection capabilities, incident response plans and employee training activities. Members of our Information Technology team provide this detailed overview to the Audit Committee of the Company’s cybersecurity efforts and management of that risk at least twice per year. In some instances the full Board also receives the update.

The Environmental, Health and Safety Committee periodically reviews with management the significant risks or exposures faced by Avient relating to safety, health, physical security, environmental, and product stewardship, and steps taken by management to minimize such risks and exposures to the Company and its constituencies. The Environmental, Health and Safety Committee also provides oversight of the systems that are in place to monitor and mitigate our carbon footprint and the potential risks associated with climate change.
The Compensation Committee annually reviews and assesses risks arising from the Company's compensation policies and practices, as described below in the “Risk Assessment of the Compensation Programs” section of this proxy statement.
The Governance and Corporate Responsibility Committee oversees risks related to the Company's programs, policies, and practices related to certain environmental, social, and governance matters, including with regard to how the Board and management evaluate and integrate such matters into our business strategy and decision-making.
Our Board oversees and monitors these committees in exercising their responsibilities relating to risk.
Our Board sets the appropriate “tone at the top” when it comes to risk tolerance and management. Our Board confirms that the risk management processes designed and implemented by our management team are adapted to the Board’s corporate strategy and are functioning as directed. The Board also participates in an ongoing effort to assess and analyze the most likely areas of future risk for the Company by asking our management team to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.
 The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by management and its respective committees. The Board believes that certain important categories of risk are assigned to committees that consist of independent Directors. These committees receive, review and evaluate management reports on risk, thereby preserving the benefit of independent risk oversight. The Board believes that the leadership structure of our Board is appropriate given the Board’s oversight of risk as described above.

BOARD OVERSIGHT OF ESG AND SUSTAINABILITY MATTERS
Avient has clear responsibilities related to ESG and sustainability matters. Our Governance and Corporate Responsibility Committee assists the Board in fulfilling its oversight responsibilities related to corporate responsibility, environmental, social and governance matters. Further, our Environmental, Health and Safety Committee oversees and monitors the establishment and maintenance by management of comprehensive safety, health, environmental, physical security and product stewardship policies, standards and practices for the Company. Our Environmental, Health and Safety Committee also provides oversight of the systems that are in place to monitor and mitigate our carbon footprint and potential risks associated with climate change. Additionally, Avient formed an internal Sustainability Council in 2019 that is responsible for managing sustainability initiatives at all levels of our organization in support of our long-term business strategy.

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CORPORATE GOVERNANCE

CODE OF ETHICS, CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES
In accordance with applicable NYSE listing standards and SEC regulations, the Board has adopted a Code of Ethics, Code of Conduct and Corporate Governance Guidelines. These are also posted and available on our website at www.avient.com, under the heading “Investors” and the subheading “Governance.”

RELATED PERSON TRANSACTIONS
Under our Code of Conduct, we prohibit all employees, including our officers and non-employee Directors from engaging in activities that would impact their ability to carry out their duties in an independent, objective fashion. The Board recognizes that some transactions, arrangements, and relationships present a heightened potential for conflicts of interest (or the perception of conflicts of interest) and, therefore, has adopted a written Related Person Transactions Policy (the “Policy”) governing these transactions. The Policy generally applies to “Related Person Transactions,” defined as any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which (i) the Company or any of its subsidiaries was, is or will be a participant and the amount involved exceeds $120,000 and (ii) any of the following persons had, has or will have a direct or indirect material interest (except those transactions, arrangements or relationships that would not be required to be disclosed pursuant to SEC rules after considering the materiality thresholds set forth in Item 404 of Regulation S-K under the Exchange Act):
•our Directors, Director nominees, or Executive Officers;
•any immediate family member of any of the foregoing persons;
•any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; or
•any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Pursuant to the Policy, all Related Person Transactions are subject to reasonable prior review and approval by the Audit Committee. In determining whether to approve a Related Person Transaction, the Audit Committee considers the following factors, among others: (1) whether the transaction is in conformity with the Company’s Code of Conduct and is in the best interests of the Company; (2) whether the transaction would be in the ordinary course of the Company’s business; (3) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (4) the disclosure standards set forth in Item 404 of Regulation S-K; and (5) whether the transaction could call into question the status of any Director or Director nominee as an independent director under the rules of the NYSE.

In circumstances where it is not reasonable or practical to wait until the next Audit Committee meeting to review a proposed Related Person Transaction, the Chair of the Audit Committee may review and approve such Related Person Transaction in accordance with the Policy, subject to ratification by the Audit Committee at its next regularly scheduled meeting. Further, if management becomes aware of any Related Person Transactions that were not previously approved under the Policy, such Related Person Transactions shall be presented to the Audit Committee as promptly as practicable for its action.

If a Related Person Transaction is ongoing, the Audit Committee will be responsible for overseeing and annually assessing the continued appropriateness of such Related Person Transaction and may establish guidelines for the Company’s management team to follow in its ongoing dealings with the related person.

There were no related person transactions in 2023.

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CORPORATE GOVERNANCE

COMMUNICATION WITH THE BOARD
Shareholders and other interested parties who wish to communicate directly with the Board as a group, the non-management or independent Directors as a group, or with any individual Director may do so by writing to the Secretary, Avient Corporation, 33587 Walker Road, Avon Lake, Ohio 44012. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is either a “Shareholder-Board of Directors Communication” or an “Interested Party-Board of Directors Communication,” as appropriate.
The Secretary will review all such correspondence and regularly forward to the Board a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees of the Board or that the Secretary otherwise determines requires the Board’s attention, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings, product complaints and product inquiries, new product or technology suggestions, job inquiries and resumes, advertisements or solicitations, and surveys. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

BOARD AND COMMITTEES
Board Attendance
The Board met seven times during 2023, the calendar year being our fiscal year. Each member of our Board attended at least 75% of the meetings held by our Board and the meetings held by the committees of our Board on which such member served during the period for which he or she served as a Director. Each Director is expected to attend annual meetings of shareholders. In 2023, all of our Directors serving at that time attended the annual meeting of shareholders.
Board Committees
As of the date of this proxy statement, our Board has twelve Directors and the following four committees: Audit, Compensation, Governance and Corporate Responsibility, and Environmental, Health and Safety. Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized below and set forth in detail in each committee’s written charter, which is located on our website at www.avient.com under the heading “Investors” and the subheading “Governance.”

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Audit Committee—Primary Responsibilities and Requirements
Meets with appropriate financial and legal personnel and independent auditors to review our corporate accounting, internal controls, financial reporting and compliance with legal and regulatory requirements	NUMBER OF MEETINGS IN 2023: 7
Exercises oversight of our independent auditors, internal auditors and financial management
Appoints the independent auditors to serve as auditors in examining our corporate accounts	COMMITTEE MEMBERS: R.E. Abernathy N. Green W.R. Jellison (C) S.B. Lin K.A. Mink W.A. Wulfsohn
Reviews reports to management and the Audit Committee related to on-going assessments of the Company's risk management processes and system of internal control, including risk oversight related to cybersecurity and data protection
All of the Audit Committee members meet the financial literacy and independence requirements as set forth in the NYSE listing standards. Each of Messrs. Abernathy, Jellison, and Wulfsohn and Mses. Lin and Mink meet the requirements of an "audit committee financial expert" as defined by the SEC
C = Chair of the Committee

Compensation Committee—Primary Responsibilities and Requirements
Reviews and approves the compensation and other benefits provided to our executive officers and other highly-compensated personnel, and has similar responsibilities with respect to non-employee Directors, except that the Compensation Committee’s actions and determinations for non-employee Directors are subject to the approval of the Board	NUMBER OF MEETINGS IN 2023: 4
Works with Avient senior management in human resources, legal and finance departments to provide oversight for all of our broad-based compensation and benefit programs	COMMITTEE MEMBERS: R.E. Abernathy R.H. Fearon E. Nicolas K.J. Preete (C) W.A. Wulfsohn
Provides policy guidance and oversight on selected human resource policies and practices and, together with the full Board, regularly reviews other human capital matters, including employee recruitment, training and development, diversity and inclusion, and employee engagement overall
Directly engages the resources of one or more independent outside compensation consultants to assess the competitiveness and overall appropriateness of our executive compensation programs
Assesses the independence of its consultants
All members of the Compensation Committee have been determined to be independent as defined by the NYSE listing standards
May delegate responsibilities (including ministerial duties) from time to time, as necessary, to subcommittees or management, but is limited in its ability to delegate authority with respect to matters impacting executive officers and non-employee Directors
C = Chair of the Committee
The Compensation Committee directly retained Willis Towers Watson (the “Consultant”) in 2023 to assist with assessing the competitiveness and overall appropriateness of our executive and director compensation programs. In 2023, the Consultant provided the Compensation Committee with
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CORPORATE GOVERNANCE
comparative compensation information with respect to base salaries and annual and long-term incentive targets to provide the Compensation Committee with a general understanding of current compensation practices in the market. More detailed information about the compensation awarded to our Named Executive Officers in 2023, and the role of the Consultant and management in determining or recommending the amount or form of executive compensation, is provided in the “Compensation Discussion and Analysis” section of this proxy statement. The Consultant regularly attends Compensation Committee meetings, maintains regular contact with the Compensation Committee, and interacts with management to gather the data needed to prepare reports for Compensation Committee review.
The Compensation Committee periodically reviews the relationship with the Consultant including the level and quality of services provided, as well as fees for those services. In addition, expenses for other consulting services provided to Avient by the Consultant that are not related to executive compensation are monitored to ensure that executive compensation consultant independence is maintained. During 2023, the Consultant did not provide any services to the Company that were not related to executive and Director compensation.
The Compensation Committee considered all relevant factors, specifically including six consultant independence factors under Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, in assessing the independence of the Consultant. The Compensation Committee reviewed each factor as well as information provided by the Consultant that related to and was responsive to each factor, which assisted in the assessment. Upon completing this assessment, the Compensation Committee also determined that no “conflicts of interest have been raised by the work performed by the Consultant.”

Governance and Corporate Responsibility Committee— Primary Responsibilities and Requirements
Identifies individuals qualified to become Board members, consistent with criteria approved by the Board	NUMBER OF MEETINGS IN 2023: 2
Selects, or recommends that the Board select, the Director nominees for the next annual meeting of shareholders	COMMITTEE MEMBERS: R.H. Fearon (C) G.J. Goff N. Green S.B. Lin K.J. Preete P. Verduin
Considers and recommends to the Board annual Committee assignments
Develops, reviews and recommends to the Board corporate governance guidelines applicable to Avient and directorship practices
Oversees the annual evaluation of the Board
Assists the Board in fulfilling its oversight responsibilities relating to corporate responsibility, environmental, social and governance matters
•Provides oversight and guidance with regard to how the Board and management evaluate and integrate corporate responsibility and sustainability into the Company’s business strategy and decision-making
•Receives regular updates from management on these topics and review reports on corporate responsibility and/or sustainability published by the Company

All members of the Governance and Corporate Responsibility Committee have been determined to be independent as defined by the NYSE listing standards
C = Chair of the Committee
The Governance and Corporate Responsibility Committee will consider shareholder suggestions for nominees for election to our Board. A shareholder that wishes to suggest a Director candidate for consideration by the Governance and Corporate Responsibility Committee should follow the procedures described for shareholder nominations for Director in the “Proposal 1 – Election of Twelve Director

34 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

CORPORATE GOVERNANCE
Nominees to Our Board of Directors” section of this proxy statement. The Governance and Corporate Responsibility Committee uses a variety of methods for identifying nominees for election as Directors to our Board, including third-party search firms, recommendations from current Board members and recommendations from shareholders. When using a third-party search firm, the Governance and Corporate Responsibility Committee generally provides such firm with guidance as to the skills, experience, and qualifications that the Governance and Corporate Responsibility Committee is seeking in potential candidates, and the search firm identifies candidates for the Governance and Corporate Responsibility Committee’s consideration. Although Governance and Corporate Responsibility Committee does not have specific minimum qualifications that must be met for a candidate to be nominated as a Director, the Governance and Corporate Responsibility Committee considers the following criteria in evaluating potential candidates:
•Business or professional experience;
•Knowledge and skill in certain specialty areas such as accounting and finance, international markets, physical sciences and technology or the specialty materials industry;
•Personal characteristics, such as ethical standards, integrity, judgment, leadership and the ability to devote sufficient time to our affairs;
•Substantial accomplishments with demonstrated leadership capabilities;
•Freedom from outside interests that conflict with our best interests;
•The diversity of backgrounds and experience each member will bring to the Board, including diversity with respect to race, gender, national origin, ethnicity, nationality, and sexual orientation, as well as differences in viewpoint, background and skill; and
•Our needs from time to time.
The Governance and Corporate Responsibility Committee believes that having a diverse Board helps foster greater innovation, unique thinking and stronger governance. We consider diversity to include differences in race, gender, national origin, ethnicity, nationality, and sexual orientation, as well as differences in viewpoint, background, experience and skills. When identifying nominees for election to the Board, the Governance and Corporate Responsibility Committee will include, and will request that any search firm it engages include, qualified female and racially/ethnically diverse persons in the initial pool from which director nominees are chosen. The Governance and Corporate Responsibility Committee assesses the effectiveness of this policy as part of its regular review of the Company's Corporate Governance Guidelines and by monitoring changes in the Board's composition and diversity mix along a variety of dimensions over time.
The process to determine director nominees for election to the Board is based upon the recommendations of the Governance and Corporate Responsibility Committee, which is responsible for selecting directors to recommend to the Board for election by the shareholders and to recommend qualified individuals to fill vacancies between shareholder meetings. The Governance and Corporate Responsibility Committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If a consensus is reached by the Governance and Corporate Responsibility Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the Governance and Corporate Responsibility Committee will conduct interviews with the candidate and may invite other Board members or senior Avient executives to interview the candidate to assess the candidate’s overall qualifications. In considering director nominees, the Governance and Corporate Responsibility Committee considers the Board skills matrix to determine any gaps in skills and characteristics (including diversity characteristics) identified in the current composition of our Board, and the desirable skills/characteristics for a new Board member.
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    35

CORPORATE GOVERNANCE
The Governance and Corporate Responsibility Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, and the need for subject matter expertise. The Governance and Corporate Responsibility Committee has established criteria that any Director nominee, whether suggested by a shareholder or otherwise, should satisfy. A nominee for election to the Board who is suggested by a shareholder will be evaluated by the Governance and Corporate Responsibility Committee in the same manner as any other nominee for election to the Board. Finally, if the Governance and Corporate Responsibility Committee determines that a candidate should be nominated for election to the Board, the Governance and Corporate Responsibility Committee will present its findings and recommendation to the full Board for approval.
The Governance and Corporate Responsibility Committee is responsible for confirming that the Board evaluates its performance on an annual basis. The Director evaluation process includes self-evaluation of the Board as a whole and of each Board committee, as well as a peer evaluation. In addition, the Non-Executive Chairman or Lead Director, as applicable, discusses overall Board effectiveness with each individual Director on an annual basis.

Environmental, Health and Safety Committee—Primary Responsibilities and Requirements
Oversee and monitor the establishment and maintenance by management of comprehensive safety, health, environmental, physical security and product stewardship policies, standards and practices for the Company	NUMBER OF MEETINGS IN 2023: 2
Review significant risks and exposures regarding significant safety, health, physical security, environmental, and product stewardship concerns with management	COMMITTEE MEMBERS: G.J. Goff (C) W.R. Jellison K.A. Mink E. Nicolas P. Verduin
 C = Chair of the Committee

36 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

CORPORATE GOVERNANCE

BOARD REFRESHMENT AND DIVERSITY
The Governance and Corporate Responsibility Committee is charged with reviewing the composition of the Board and refreshing the Board as appropriate. In the past five years, the Governance and Corporate Responsibility Committee has identified and recommended three new independent Directors. The average tenure of all Directors is eight years. The chart below shows the tenure of our Directors following the Annual Meeting (assuming all nominees are elected) in each of the following categories: five or fewer years of service; six to ten years of service; and more than ten years of service.
Board Tenure
Our Corporate Governance Guidelines provide that non-employee Directors may not stand for re-election following the date of the Director’s 72nd birthday, although the Board may waive this limitation if it determines such waiver to be in the best interests of the Company. Further, the Board annually assesses its effectiveness through a robust evaluation process, as described above.
Our Governance and Corporate Responsibility Committee seeks to compose a Board with members who have a broad range of experiences, skills and diversity. The Governance and Corporate Responsibility Committee periodically evaluates the composition of the full Board, including its diversity mix.
Board Diversity (1)
6 of 12 Director Nominees
(1) Diversity characteristics are based on information self-identified by each director to the Company.

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    37

NON-EMPLOYEE DIRECTOR COMPENSATION

2023 NON-EMPLOYEE DIRECTOR COMPENSATION
We compensate non-employee Directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting Director compensation, we consider the significant amount of time our Directors spend fulfilling their duties as well as the skill level required of members of our Board. We compensate our non-employee Directors in a way that is competitive, attracts and retains a high caliber of Directors, and aligns their interests with those of our shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION HIGHLIGHTS
•Annual review and assessment of non-employee Director compensation by the Compensation Committee;
•Comparative assessment of non-employee Director compensation by the Consultant against market data;
•Emphasis on equity in the overall compensation mix to support shareholder alignment;
•Shareholder-approved limit on cash and equity compensation to non-employee Directors under the 2020 Plan; and
•Robust stock ownership guideline set at 12,500 shares for each non-employee Director (which amount is equivalent to more than four times the annual cash retainer, based on the Company's closing stock price on December 29, 2023 of $41.57).

NON-EMPLOYEE DIRECTOR RETAINER AND MEETING FEES
In 2023, we paid our non-employee Directors a retainer at an annual rate of $250,000 (payable in quarterly installments in arrears) consisting of $110,000 in cash and $140,000 in targeted value of fully vested common shares (subject to rounding). In 2023, the Compensation Committee analyzed competitive market data provided by the Consultant relating to both the cash retainer (including the additional cash retainers for the Lead Director and committee chairs, and unscheduled meeting fees) and the equity award value. These compensation elements were compared against Avient’s peer group (as described in the "Compensation Discussion and Analysis"), as well as a general industry group consisting of 123 comparably-sized general industry (excluding financial services and utilities) companies based on median revenues. In the Compensation Committee’s view, this analysis demonstrated that the non-employee Directors’ compensation was reasonably positioned relative to market. No changes were made in 2023 to the Directors' base cash retainer and equity award value.
No fees are paid for attendance at regularly scheduled board meetings. We pay individual meeting fees only as follows: $2,000 in cash for each unscheduled Board and committee meeting attended; and $1,000 in cash for participation in each unscheduled significant telephonic Board and committee meeting. In addition, the Non-Executive Chairman or Lead Director (as applicable) and chairs of the following committees receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below. The additional retainer for the Non-Executive Chairman was implemented in December 2023. None of the other additional retainers were increased over 2022 levels. We also reimburse Directors for expenses associated with each meeting attended.

38 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

NON-EMPLOYEE DIRECTOR COMPENSATION

Role	Annual Cash Retainers
Non-Executive Chairman	$130,000
Lead Director	$30,000
Chair, Audit Committee	$20,000
Chair, Compensation Committee	$15,000
Chair, Environmental, Health and Safety Committee	$15,000
Chair, Governance and Corporate Responsibility Committee	$15,000
Non-employee Directors may defer payment of all or a portion of their annual cash retainer under our Deferred Compensation Plan for Non-Employee Directors (“Deferred Compensation Plan”). Directors may also elect to have their cash retainer converted into our common shares. These shares, as well as the annual retainer consisting of fully vested common shares, may also be deferred under the Deferred Compensation Plan. In 2023, we awarded shares to Directors under the 2020 Plan. Deferred compensation for the participating Directors, whether in the form of cash or common shares, is recorded in a recordkeeping account that reflects the amounts deferred and any applicable notional earnings. Dividends, if any, on the deferred common shares are accrued for the benefit of the participating Directors.

2023 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	Total (c) ($)
R.E. Abernathy	111,000	140,030	251,030
R.H. Fearon (1)	164,425	140,030	304,455
G.J. Goff	126,000	140,030	266,030
N. Green	111,000	140,030	251,030
W.R. Jellison (2)	131,000	140,030	271,030
S.B. Lin	111,000	140,030	251,030
K.A. Mink	111,000	140,030	251,030
E. Nicolas (3)	111,000	140,030	251,030
K.J. Preete	126,000	140,030	266,030
P. Verduin	111,000	140,030	251,030
W.A. Wulfsohn	111,000	140,030	251,030
(1) In 2023, Mr. Fearon's cash fees included amounts earned for his service as Lead Director (January 1, 2023 - November 30, 2023) and Non-Executive Chairman (as of December 1, 2023).

(2) In 2023, Mr. Jellison deferred payment of all of his annual cash retainer, as well as meeting fees, into the Deferred Compensation Plan, which amounts were invested according to his elections.

(3) In 2023, Mr. Nicolas deferred payment of all of his annual cash retainer, as well as meeting fees, into the Deferred Compensation Plan, which amounts were invested in Company common shares, rounded up to the nearest whole share. As a result, he was credited with 2,803 common shares under the Deferred Compensation Plan.

Fees Earned or Paid in Cash (column (a))
Non-employee Directors may defer payment of all or a portion of their annual cash retainer (payable in quarterly installments in arrears), as well as meeting, Lead Director, Non-Executive Chairman, and committee chair fees, into the Deferred Compensation Plan. Fees are prorated based upon time served as a Director, Non-Executive Chairman, or committee chair in any applicable quarter.
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    39

NON-EMPLOYEE DIRECTOR COMPENSATION
Stock Awards (column (b))
Our non-employee Directors’ stock compensation consisted of an annual award (payable in quarterly installments in arrears) of fully vested common shares, which the Directors could elect to defer. We determined the number of shares to be granted each quarter by dividing the applicable dollar value by the arithmetic average of the high and low stock price on the last trading day of the applicable quarter and rounding to a whole share as partial shares are not issued. We used the following quarterly per share fair market values, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), in calculating the number of shares: March 31, 2023 — $40.850 (857 shares); June 30, 2023 — $40.575 (863 shares); September 29, 2023 — $35.555 (984 shares); and December 29, 2023 — $41.990 (834 shares). The value of the stock award is prorated based upon time served as a Director in any applicable quarter.

OPTION AWARDS OUTSTANDING AND FULLY VESTED DEFERRED SHARES
As of December 31, 2023, there were no outstanding stock options held by non-employee Directors. The number of fully-vested deferred shares held in an account for each Director at the end of the 2023 fiscal year is set forth in the following table.

Name	Number of Deferred Shares(1) (#)
R.E. Abernathy	—
R.H. Fearon	—
G.J. Goff	—
N. Green	4,311
W.R. Jellison	41,318
S.B. Lin	44,375
K.A. Mink	26,605
E. Nicolas	15,452
K.J. Preete	38,612
P. Verduin	—
W.A. Wulfsohn	51,681
(1) Dividends paid on shares held in the Deferred Compensation Plan are reinvested in Avient common shares through a dividend reinvestment feature of the Deferred Compensation Plan. The number of deferred shares includes shares acquired through dividend reinvestment through 2023 (including the fourth quarter dividend declared on October 12, 2023 to shareholders of record on December 15, 2023, which was paid on January 5, 2024).

40 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

OWNERSHIP OF AVIENT SHARES

OWNERSHIP OF AVIENT SHARES

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES
The following table shows the number of our common shares beneficially owned as of February 28, 2024 (including shares the individuals have a right to acquire within 60 days of that date) by each of our Directors, each of the executive officers named in the 2023 Summary Compensation Table below and by all Directors and executive officers as a group.

Name	Number of Shares Owned (1)		Right to Acquire Shares		Total Beneficial Ownership	% of Class (4)
Robert E. Abernathy	31,782		—		31,782	*
Richard H. Fearon	138,977		—		138,977	*
Gregory J. Goff	45,387		—		45,387	*
Neil Green	8,601	(2)	—		8,601	*
William R. Jellison	58,354	(2)	—		58,354	*
Sandra B. Lin	46,410	(2)	—		46,410	*
Kim Ann Mink	26,605	(2)	—		26,605	*
Ernest Nicolas	15,452		—		15,452	*
Kerry J. Preete	45,300	(2)	—		45,300	*
Patricia Verduin	18,280		—		18,280	*
William A. Wulfsohn	51,681	(2)	—		51,681	*
Ashish K. Khandpur	—		—	(3)	—	*
Jamie A. Beggs	40,474		—	(3)	40,474	*
Michael A. Garratt	44,217		10,173	(3)	54,390	*
Joel R. Rathbun	36,413		13,021	(3)	49,434	*
Lisa K. Kunkle	79,868		10,190	(3)	90,058	*
Robert M. Patterson	1,037,619		34,761	(3)	1,072,380	1.18%
22 Directors and executive officers as a group	1,793,615		89,628	(3)	1,883,243	2.06%
*  Represents less than 1% of our outstanding common shares.
(1) Except as otherwise stated in the following notes, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or other immediate family member of the individual or with certain trusts. For Named Executive Officers, it includes an approximate number of shares credited to each individual’s account in the Avient Retirement Savings Plan, a tax-qualified defined contribution plan, as follows: L.K. Kunkle, 2,100 shares. The amounts also include an approximate number of shares credited to the Named Executive Officers’ accounts in our Avient Supplemental Retirement Benefit Plan (as defined herein), a non-qualified defined contribution plan, as follows: J.A. Beggs, 12,780 shares, M.A. Garratt, 15,043 shares, J.R. Rathbun, 28,073 shares, R.M. Patterson, 396,896 shares. The number of common shares allocated to these individuals from both the Retirement Savings Plan and the Supplemental Retirement Benefit plan is provided by the plan administrator in a statement for the period ending February 29, 2024, based on the current market value of the applicable shares held by the individual under each plan. Additional common shares may have been allocated to the accounts of participants since the date that the last statements were received from the administrator.
(2) With respect to the Directors, beneficial ownership includes shares held under the Deferred Compensation Plan for Non-Employee Directors as follows: N. Green, 4,311 shares; W.R. Jellison, 41,318 shares; S.B. Lin, 44,375 shares; K.A. Mink, 26,605 shares; E. Nicolas, 15,452 shares; K.J. Preete, 38,612 shares; and W.A. Wulfsohn, 51,681 shares.
(3) Includes the number of shares that would be acquired if the individuals’ outstanding and exercisable stock-settled stock appreciation rights were exercised within 60 days of February 28, 2024 at $39.83, the closing market price of Avient’s common shares on February 28, 2024.
(4) Based on 91,253,130 common shares outstanding as of February 28, 2024.

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    41

OWNERSHIP OF AVIENT SHARES
The following table shows information relating to all persons who, as of February 28, 2024, were known by us to beneficially own more than five percent of our outstanding common shares based on information provided in Schedule 13Gs and 13Ds filed with the SEC:

Name and Address	Number of Common Shares	% of Class(3)
BlackRock, Inc. 50 Hudson Yards New York, New York 10001(1)	11,172,204	12.2%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355(2)	10,368,900	11.4%
(1) Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024. As of December 31, 2023, BlackRock, Inc. had sole voting power with respect to 10,982,952 of these shares, sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of these shares.
(2) Based on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. As of December 31, 2023, The Vanguard Group had sole voting power with respect to none of these shares, sole dispositive power with respect to 10,210,283 of these shares, shared voting power with respect to 60,468 of these shares and shared dispositive power with respect to 158,617 of these shares.
(3) Based on 91,253,130 common shares outstanding as of February 28, 2024.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
The purpose of our stock ownership guidelines (referred to as the “Guidelines”) is to better align our Directors’ financial interests with those of our shareholders by requiring our Directors to own a minimum amount of our shares. In order to reflect the Board’s commitment to share ownership, the required share ownership level for non-employee Directors is a minimum of 12,500 shares (which amount, for 2023, is equivalent to more than four times the annual cash retainer, based on the Company's closing stock price on December 29, 2023 of $41.57).
The Directors are expected to make continuing progress towards compliance with the Guidelines and to comply fully within five years of becoming subject to the Guidelines. For purposes of our Guidelines, the following types of share ownership and equity awards are included as shares owned: shares directly and indirectly held; shares and phantom shares held in our deferral plans; and restricted stock units. As of the date of this proxy statement, all Directors either meet, or are viewed by us as on track to meet, the Guidelines. All Directors are required to retain 100% of all shares obtained through us, as compensation for services provided to us, with such percentage to be calculated after any reduction in the number of shares to be delivered as a result of any taxes and exercise costs relating to the shares (if applicable). This requirement to retain 100% of all shares obtained from us ceases once the Director has met the Guidelines, as long as the Guidelines continue to be met. Similar policies, as they relate to our Named Executive Officers, are set forth in the “Other Aspects of Our Compensation Programs” section of this proxy statement.

42 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
This section highlights significant Compensation Committee and Company executive compensation actions that occurred in 2023. In addition, it illustrates the relationship between the compensation of our Named Executive Officers and how we measure Company performance.
Our Named Executive Officers for 2023 are:

Name	Title
Ashish K. Khandpur	President and Chief Executive Officer
Jamie A. Beggs	Senior Vice President, Chief Financial Officer
Michael A. Garratt	Senior Vice President, President, Color, Additives and Inks, EMEA
Joel R. Rathbun	Senior Vice President, Mergers and Acquisitions
Lisa K. Kunkle	Former Senior Vice President, General Counsel and Secretary
Robert M. Patterson	Former Chairman, President and Chief Executive Officer
Leadership Transitions. On December 1, 2023, Mr. Patterson retired as Chairman, President and Chief Executive Officer, but continued to serve as an employee of the Company in the role of Special Advisor, and is expected to remain in such role until May 31, 2024. Dr. Khandpur became our President and Chief Executive Officer as of Mr. Patterson's retirement, and Mr. Fearon became our Non-Executive Chairman. In connection with the leadership transition and Dr. Khandpur's service, the Compensation Committee determined an appropriate compensation package for Dr. Khandpur, as described in the "Other Aspects of our Compensation Programs" section of this proxy statement. In addition, Ms. Kunkle retired from her roles and as an employee of the Company on January 31, 2024.
How Pay is Tied to Company Performance. Our compensation programs are designed to: (1) reward employees for generating consistent improvement in Company performance; (2) align compensation with the interests of our shareholders with the ultimate goal of improving long-term shareholder value; and (3) attract, motivate and retain talented executives. We believe that executive compensation, including both pay opportunities and pay actually earned, should be tied to Company performance, which we view in two primary ways:
•The Company’s operating performance, including results against both our long-term and short-term growth targets; and
•Return to shareholders over time.
How our compensation programs contribute to our Company’s success is described below.
Key 2023 Company Performance Results and Return to Shareholders.
While 2023 was a challenging year due to weak global demand conditions and significant customer inventory destocking, we were able to partially offset these dynamics by pricing effectively, capturing deflation and managing costs. We also made great strides in integrating APM. We are well positioned to continue to build upon our transformed portfolio, leveraging our culture of strong customer focus and platform of differentiated technologies. Through continuous innovation, Avient consistently introduces new products and technologies, sustaining our competitive edge in the market.
2023 Company highlights include:
•Full-year GAAP earnings per share ("EPS") of $0.83 in 2023, compared to $0.90 from continuing operations in 2022;
•Adjusted EPS of $2.36 in 2023, compared to pro forma adjusted EPS of $3.04 in 2022(1);
PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    43

COMPENSATION DISCUSSION AND ANALYSIS
•2023 cash flow from operations was $202 million; excluding $104 million of taxes paid on the sale of our Distribution business (which was completed in 2022), cash flow from operations was $306 million(1);
•Increased our dividend on an annualized basis by 4% to $1.03; the 13th consecutive year of annual increase;
•Our injury incident rate was 0.58 (per 100 full-time workers per year) compared to the industry average of 3.40 in 2022;
•Certified again as an ACC Responsible Care® organization for outstanding environmental, health, safety and security performance; and
•Received our 5th certification as a Great Place to Work® by the Great Place to Work Institute.
(1) Adjusted EPS, pro forma Adjusted EPS, and cash flow excluding taxes paid on the sale of our Distribution business are financial measures that are not presented in accordance with generally accepted accounting principles ("GAAP"). See Appendix A for an explanation of management’s use of non-GAAP financial measures and a reconciliation of these measures to their most directly comparable financial measures calculated in accordance with GAAP.
Pay-for-Performance: 2023 Compensation Outcomes. Our 2023 compensation results continued to reflect our pay-for-performance philosophy of aligning executive compensation directly with our operational and financial performance:
•2023 Annual Incentive Program: The 2023 Annual Incentive Program used adjusted operating income, working capital as a percentage of sales and sustainability metrics. Our 2023 financial performance resulted in the Named Executive Officers participating in the 2023 Annual Incentive Program receiving payouts based on the attainment rates below. The description set forth in the “What We Pay and Why: Elements of Compensation” section of this proxy statement highlights the key financial results that were used in determining payouts to our Named Executive Officers under our 2023 Annual Incentive Program.

2023 Corporate Plan Annual Incentive Program (Patterson, Beggs, Kunkle and Rathbun)	52.5%
2023 CAI Annual Incentive Program (Garratt)	52.5%
•2021-2023 Long-Term Incentive Program: We used adjusted EPS as the performance measure for our 2021-2023 Long-Term Incentive Program cash-settled performance units, as we believe an improvement in EPS drives improvement in shareholder value. The participating Named Executive Officers received a payout under this award based on 170% attainment. The description set forth in the “What We Pay and Why: Elements of Compensation” section of this proxy statement highlights the key financial results that were used in determining payouts to our Named Executive Officers for the 2021-2023 performance period. In addition, our SARs have performance conditions, tied to our stock price appreciation.
Our executive compensation programs reflect the belief that the amount earned by our executives must to a significant extent depend on achieving rigorous company and business segment objectives designed to enhance shareholder value. Looking back, and taking into account the performance achieved compared to the objectives set, we believe that our Named Executive Officers’ incentive compensation results are aligned with the operational performance that we achieved for 2023.
Results of Say-on-Pay Vote. At the 2023 Annual Meeting, we held our annual advisory vote on named executive officer compensation. Over 94% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered the voting results as well as other input from conversations held with investors and viewed them as continued support of our executive compensation programs. As a result, the Compensation Committee made no material changes in the structure of our compensation programs or pay-for-performance philosophy based on the voting results for the proposal. At the 2024 Annual Meeting, we will again hold an advisory vote to approve Named Executive Officer compensation.

44 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee expects to consider the results from this year’s and future advisory votes on named executive officer compensation.
Executive Compensation Practices and Programs. The executive compensation practices and programs described below and in the accompanying tables played a vital role in driving our financial results, aligning pay with performance for 2023, and are intended to attract and retain a highly experienced, successful team to manage Avient. Our practices and programs are directly linked to our key business objectives and are designed to create value for our shareholders, including when we achieve positive operational performance.

We align executive compensation with shareholder interests We avoid excessive risk while fostering sustainable company growth	✓	Ensure that the majority of executive pay is based on objective, challenging financial goals and Company performance
	✓	Utilize maximums on potential payments, include retention vehicles in our compensation programs, provide multiple performance targets and maintain robust Board and management processes to identify risk, including a risk assessment of compensation programs that is performed each year
	✓	Maintain stock ownership guidelines for all Named Executive Officers
	✓	Evaluate annual and aggregate dilution from stock awards prior to our annual equity award grants
We adhere to executive compensation best practices	✓	Do not provide gross-ups for excise taxes on “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) in any new management continuity agreements or for financial planning benefits
	✓	Maintain a NYSE-compliant clawback policy applicable to all executive officers
	✓	Prohibit Named Executive Officers from hedging or pledging our securities
	✓	Utilize an independent consultant to help the Compensation Committee understand compensation practices that impact Named Executive Officer compensation
	✓	Provide for minimum required vesting periods for our equity awards

PROXY STATEMENT 2024 | Annual Meeting of Shareholders                    45

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Our executive compensation programs reward our officers’ performance, are specifically linked to our achievement of strategic operating and financial goals, and are designed to be competitive in the marketplace. We reward our executives for performance that meets or exceeds our strategic goals, without encouraging excessive risk-taking that could have a detrimental impact on our long-term results and the interests of our shareholders. We believe the design of our compensation plans and the relative mix of compensation elements successfully motivate our executives to improve our overall corporate performance and the profitability of the specific business segments for which they are responsible, thus maximizing shareholder value. The main objectives of our executive compensation programs are to:
•Foster a pay-for-performance culture by rewarding the achievement of specified strategic operating and financial objectives that maximize shareholder value;
•Help ensure our goals and objectives are aligned with the interests of our shareholders by recognizing and rewarding business results and the growth of our stock price through incentive programs; and
•Attract, motivate, and retain a highly qualified and successful management team to lead Avient in setting and effectively executing upon our strategic goals and objectives.

Compensation Consultant. Our executive compensation programs are approved and overseen by the Compensation Committee, which is composed entirely of independent Directors. The Compensation Committee retained the Consultant in 2023 to assist as a general matter with assessing the competitiveness and overall appropriateness of our executive compensation programs. Typically, the Compensation Committee will work with the Consultant and consider input from members of senior management to help ensure that our executives, including our Named Executive Officers, receive market competitive compensation programs that reward business results.
As described below, the Consultant assisted the Compensation Committee by (1) providing comparative compensation information for management's review of base salaries, annual incentive targets and long-term incentive targets in the context of a general understanding of current compensation practices in the market, (2) providing guidance on incentive plan design, (3) monitoring and communicating trends in executive compensation to the Compensation Committee, (4) assisting with our proxy statement disclosures and (5) assessing our Board’s compensation.
Competitive Market Pay Information. We designed our compensation programs to be competitive with companies of comparable size and industry with whom we compete for executive talent. In a typical year, we review competitive market compensation data relating to salary, annual incentives and long-term incentives. In its normal process, while the Compensation Committee does consider comparative compensation information to gain a general understanding of current compensation practices in the market, it does not benchmark or ultimately target a specific percentile or data point in assessing competitiveness for base pay or our incentive programs. Individual opportunities vary based on length of time with Avient, individual performance and level of leadership responsibility within the Company. The Compensation Committee also obtains advice and recommendations from the Consultant regarding other areas of total compensation.
In preparing competitive market data for 2023, we drew from two independent sources. We first reviewed proxy statement disclosures of a peer group of similarly-sized United States based companies as a market check with respect to the compensation for our senior executives. This approach provided insight into current compensation practices at business competitors or companies facing similar operating challenges.
We annually evaluate the composition of our compensation peer group, giving specific consideration to company size, global presence, and specialty chemical focus. We also look at the frequency with which

46 PROXY STATEMENT 2024 | Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS
these companies were used as peers by other companies in our industry and which companies had identified Avient as a peer.
Each of the companies constituting our peer group for 2023 meet a majority of the primary criteria established above. The peer group consisted of the following 15 companies after the Compensation Committee made adjustments to remove W.R. Grace & Co., International Flavors & Fragrances Inc., Univar Solutions Inc., and Albemarle Corporation, and add Stepan Company, Quaker Chemical Corporation, and Sensient Technologies Corporation.

Avient's 2023 Peer Group for Compensation Decisions
Ashland Global Holdings Inc.	Eastman Chemical Company	RPM International Inc.
Avery Dennison Corporation	FMC Corporation	The Scotts Miracle-Gro Company
Cabot Corporation	H.B. Fuller Company	Sensient Technologies Corporation
Celanese Corporation	Hexcel Corporation	Stepan Company
The Chemours Company	Quaker Chemical Corporation	Trinseo S.A.
The second independent source of data that we used to augment the peer proxy analysis was the Consultant’s analysis of competitive market data relating to other applicable general industries. The Consultant specifically used the Willis Towers Watson’s executive compensation database. To obtain comparability based on company size, the Consultant’s analysis either referenced a specific sample of comparably-sized companies or calibrated the pay of a broad sample of companies against company size. Avient did not select the companies that comprise any of these survey groups, and the component companies’ identities were not a material factor in this analysis.
Review of 2023 Named Executive Officer Compensation. Management and the Compensation Committee typically review the specific pay disclosures of our peer group and the broad-based survey data provided by the Consultant. Management uses this data to develop recommendations for the Compensation Committee’s review regarding eligibility and award opportunities as well as performance measures and goals for our long-term and short-term incentive plans commencing in the following year. The Compensation Committee typically also considers this information when making compensation decisions and aligning each of the pay elements with our compensation objectives.
For 2023, the general decision was made by the Compensation Committee (with the support of management) not to make any base salary or annual or long-term incentive target opportunity adjustments for the Named Executive Officers. This decision was made based primarily on the Compensation Committee's overall assessment of the general economic climate and challenges facing Avient (and not based on the comparative compensation information).
The Compensation Committee used comparative compensation information from the peer group in a general manner when negotiating and determining the initial compensation arrangements for Dr. Khandpur for 2023 and into 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION
Introduction. Our executive compensation programs are designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Avient increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. Thus, the majority of the total direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs and modest, business-related benefits. The chart below provides a picture of all elements of the total target direct compensation provided to our Named Executive Officers (also referred to as NEOs). Detailed information follows the chart below. In the case of the CEO, compensation information for Mr. Patterson was used.

Base Salary	Annual Incentive	Long-Term Incentive
To attract and retain talent	Drives the achievement of key business results on an annual basis	Directly ties the interests of NEOs to our shareholders
Fixed base of cash compensation	Performance-based and not guaranteed	Helps retain key talent and a majority is performance-based and not guaranteed
Weighting 14%—CEO 29%—CFO 32%—Other NEOs	Weighting 18%—CEO 22%—CFO 22%—Other NEOs	Weighting 68%—CEO 49%—CFO 46%—Other NEOs
While the Compensation Committee typically considers comparative compensation information to gain a general understanding of current compensation practices in the market, it does not benchmark or ultimately target a specific percentile or data point in assessing competitiveness for base pay or our incentive programs. Individual opportunities vary based on length of time with Avient, individual performance and level of leadership responsibility within the Company. This strategy is consistent with our competitive market pay philosophy discussed in the “Executive Compensation Philosophy and Objectives” section of this proxy statement.
2023 Base Salary. Base salaries for our Named Executive Officers are typically determined on an individual basis by the Compensation Committee after consideration of: (1) the CEO’s recommendations (for all Named Executive Officers other than the CEO); (2) breadth, scope and complexity of the executive’s role; (3) internal equity; (4) current compensation; (5) tenure in position; (6) market pay levels and trends around merit increases; and (7) individual performance.
As discussed above, however, for 2023, the Compensation Committee determined base salaries for Messrs. Patterson, Garratt and Rathbun, and Mses. Beggs and Kunkle would remain unchanged from 2022 as follows: Mr. Patterson – $1,170,000; Ms. Beggs – $575,000; Mr. Garratt – $485,000; Mr. Rathbun – $525,000; and Ms. Kunkle – $495,000. In connection with his appointment as President and Chief Executive Officer, Dr. Khandpur's initial base salary was established at $1,050,000 through negotiation and guided by comparative compensation information as discussed above.

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COMPENSATION DISCUSSION AND ANALYSIS
2023 Annual Incentive. We provided an annual incentive opportunity for 2023 under the 2020 Plan to (1) reward our Named Executive Officers for achieving specific performance goals that would advance our profitability, (2) drive key business results, and (3) recognize individuals based on their contributions to those results. The Named Executive Officers’ 2023 individual annual incentive opportunities (expressed as a percentage of base pay) that were approved by the Compensation Committee and effective for the 2023 Annual Incentive Program were unchanged from 2022 and were as follows: Mr. Patterson – 130%; Ms. Beggs – 75%; Mr. Rathbun –75%; and Mr. Garratt and Ms. Kunkle – 65%. Dr. Khandpur did not participate in the 2023 Annual Incentive Program.
The Compensation Committee determined, after a thorough evaluation of possible plan designs and performance measures, that we would maintain generally the same fundamental annual incentive design in 2023 that we used in 2022. The Compensation Committee's evaluation demonstrated that the following metrics would be the most critical elements of Avientʼs performance:
•Adjusted Operating Income. Adjusted operating income was defined as operating income excluding special items (as noted on Appendix A).
•Working Capital as a Percentage of Sales. Working capital as a percentage of sales was calculated by taking the average 13 months of total Company working capital divided by the sum of 12 months of 2023 total Company sales, where working capital equals (1) trade accounts receivable (2) plus inventory (3) minus trade accounts payable.
•Sustainability Metrics. The specific sustainability metrics were determined by the Committee and were generally designed to: (1) improve employee safety and employee engagement; and (2) reduce energy and waste intensity.
The payouts under the 2023 Annual Incentive Program were based on attainment with respect to target goals set for each financial performance measure and, with respect to the sustainability metrics, included specific metrics for two of our “Ps of Sustainability”: People and Planet. Rewardable attainment for each measure ranged from 50% (threshold) to 200% (maximum) of goal. If achievement with respect to any objective performance measure fell between the threshold and target, or between the target and maximum, earned award amounts for that particular performance measure were interpolated on a straight-line mathematical basis. If achievement with respect to any performance measure did not reach threshold, then that measure would have been deemed to have 0% attainment. The Compensation Committee made a final determination of the amount to be paid.

The performance measures for the 2023 Annual Incentive Program were weighted as outlined below.

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COMPENSATION DISCUSSION AND ANALYSIS
The 2023 Corporate and Business Segment Annual Plan weightings reflect adjustments from 2022 as follows:

Corporate Annual Incentive Program Measure	2022 Weighting	2023 Weighting
Adjusted Operating Income (Consolidated)	60%	70%
Working Capital as a % of Sales	20%	20%
Sustainability Objectives	20%	10%

Business Segment Annual Incentive Program Measure	2022 Weighting	2023 Weighting
Adjusted Operating Income (Consolidated)	20%	10.5%
Adjusted Operating Income (Business Segment results)	40%	59.5%
Working Capital as a % of Sales (Business Segment results)	20%	20%
Sustainability Objectives	20%	10%
We set appropriate performance goals in 2023 under the 2023 Annual Incentive Program that focused our efforts on those factors that we believed were critical to our ongoing success, including earnings improvement, cash generation from working capital, efficiencies in our operations, and the advancement of sustainability initiatives. The 2023 performance goals were set in accordance with our strategic plan framework and annual operating plan, developed at the end of 2022. At that time, we viewed the targeted level of performance for each measure as challenging to achieve.
The threshold, target and maximum goals, attainment levels, and final payouts for each objective metric for the Named Executive Officers are set forth in the table below. The 2023 adjusted operating income target was considered and set by the Compensation Committee below 2022 actual results due to the anticipated magnitude of lower global demand and customer inventory destocking effects on our business (partially offset by planned cost reductions and margin improvement initiatives). The Compensation Committee in particular recognized that these lower demand and destocking effects would be outside of the control of the Company and its senior management team. Progress against the working capital as a percentage of sales metric is reflected by lower levels of working capital, so actual results that are lower than target are viewed as exceeding target performance.
As mentioned above, the sustainability metrics were based on our 2 Ps of People and Planet. The “People” metric considered both (1) the results of our 2023 Great Places to Work® employee engagement survey (and whether the results resulted in certification by Great Places to Work and an improvement over the prior year’s scores), and (2) the percentage of employees who participated in a safety activity during the year. The “Planet” metric considered both (1) waste to landfill intensity (Kg / MT Sales); and (2) weather adjusted energy intensity. The Compensation Committee determined: (1) that the "People" objectives had been met as we were certified as a Great Place to Work and more than 99% of employees participated in at least one safety improvement activity in 2023; and (2) that the "Planet" objective regarding waste to landfill intensity had been exceeded as a result of the reduction achieved, but that the objective regarding energy intensity had not been met.
Messrs. Patterson and Rathbun and Mses. Beggs and Kunkle's 2023 Annual Incentive Program opportunities were based on consolidated results. Total attainment for these participants under the 2023 Annual Incentive Program was 52.5%, with the components consisting of (dollars in millions):

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Corporate Plan Annual Incentive Program* (Patterson, Beggs, Kunkle, Rathbun)
Measure	Weighting	Threshold	Target	Maximum	Results	Payout %
Adjusted Operating Income (consolidated)	70%	$314.5	$338.6	$399.6	$312.8	0.0%
Working Capital as a % of Sales	20%	12.4%	11.7%	10.7%	10.3%	200.0%
Sustainability Objectives	10%	See above disclosure for more information about goals and achievements				125.0%
Total Attainment						52.5%
*Adjusted operating income (performance measures and results) reported in the table above was calculated with adjustments for special items (as noted on Appendix A) pursuant to the terms of the awards and as approved by the Compensation Committee.
Mr. Garratt's 2023 Annual Incentive Program opportunities were based on a combination of business segment specific results and total company results. The opportunities related to adjusted operating income were based 85% (59.5% of total opportunity) on business segment specific results and 15% (10.5% of total opportunity) on consolidated Avient adjusted operating income results. Total attainment for CAI under the 2023 Annual Incentive Program was 52.5%, with the components consisting of (dollars in millions):

2023 CAI Plan Annual Incentive Program* (Garratt)
Measure	Weighting	Threshold	Target	Maximum	Results	Payout %
Adjusted Operating Income (CAI)	59.5%	$253.0	$272.2	$312.6	$251.9	0.0%
Adjusted Operating Income (consolidated)	10.5%	$314.5	$338.6	$399.6	$312.8	0.0%
Working Capital as a % of Sales (CAI)	20%	14.1%	13.4%	12.2%	11.6%	200.0%
Sustainability Objectives	10%	See above disclosure for more information about goals and achievements				125.0%
Total Attainment						52.5%
*Adjusted operating income (performance measures and results) reported in the table above was calculated with adjustments for special items (as noted on Appendix A) pursuant to the terms of the awards and as approved by the Compensation Committee.

All 2023 Annual Incentive Program payouts aligned with the actual performance achieved. The awards were made in accordance with the 2020 Plan. For information regarding the ultimate payouts under the 2023 Annual Incentive Program, see the 2023 Summary Compensation Table.
Long-Term Incentive. We provide long-term incentive compensation to our Named Executive Officers to directly tie the interests of these individuals to the interests of our shareholders. We also believe that long-term incentive compensation is an important retention tool. The 2023 long-term incentive awards were granted under the 2020 Plan.
The individual long-term incentive target opportunities provided to our Named Executive Officers, which are reflected as a percentage of base salary, are typically established with consideration of our competitive market pay philosophy discussed in the “Executive Compensation Philosophy and Objectives” section of this proxy statement and intended to reward the Named Executive Officers for achieving specific performance objectives. The awards granted for 2023 under the 2020 Plan were based
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COMPENSATION DISCUSSION AND ANALYSIS
upon our closing stock price on February 17, 2023. The accounting value of each award was determined using the grant date of the award, February 17, 2023.
The Compensation Committee approved the following decisions with respect to the individual long-term incentive opportunities (expressed as a percentage of base salary) of the Named Executive Officers for 2023, which were in effect as of February 17, 2023 (the grant date of our annual long-term incentive awards), and remain unchanged from 2022: Mr. Patterson – 490%; Ms. Beggs – 165%; Ms. Kunkle – 155%; Mr. Garratt – 140%; and Mr. Rathbun – 140%. Due to the timing of his appointment, Dr. Khandpur did not participate in these 2023 long-term incentive compensation program awards. In addition, as further described below, Ms. Kunkle's outstanding long-term incentive awards were modified in connection with her 2024 retirement from the Company.
Awards Granted in 2023. The Compensation Committee elected to retain the same three compensation vehicles and weightings that we used in 2022 for the 2023 long-term incentive awards, which are listed below. We maintained this program design to continue to provide a balance between the relative values of the three compensation vehicles while efficiently using the shares available under the 2020 Plan. Of these three vehicles, the cash-settled performance units and the stock appreciation rights (“SARs”) have performance conditions, as described in detail below. Both the cash-settled performance units and the SARs are additionally subject to time-based vesting as described in detail below. The restricted stock units (“RSUs”) are time-based awards that generally vest in their entirety on the third anniversary of the grant date.

 On February 17, 2023, we granted awards under the 2020 Plan to all of our Named Executive Officers, with the exception of Dr. Khandpur. Details regarding these awards are described below.
Cash-Settled Performance Units. Cash-settled performance units provide an opportunity for employees to receive a cash bonus if specified performance measures are met for pre-defined performance periods. The Compensation Committee maintained adjusted EPS as the performance measure for the 2023-2025 cash-settled performance unit awards in order to drive improvements in shareholder value. We use the four performance periods and relative weightings listed below to drive annual performance as well as cumulative performance. Requiring annual, as well as cumulative, performance goals helps ensure that adjusted EPS growth is a constant and visible incentive goal for our Named Executive Officers to achieve each year.

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COMPENSATION DISCUSSION AND ANALYSIS

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Period	Weighting
January 1, 2023 through December 31, 2023	25%
January 1, 2024 through December 31, 2024	25%
January 1, 2025 through December 31, 2025	25%
January 1, 2023 through December 31, 2025	25%
The attainment level for the cash-settled performance units will be certified at the end of the total three-year performance period. We established threshold, target and maximum adjusted EPS goals for each of the above listed performance periods. Participants earn, for the applicable performance period: (1) 100% of the target award of cash-settled performance units upon attainment of the target performance level; (2) 50% of the target award upon attainment of the threshold performance level; or (3) 200% of the target award upon attainment of the maximum (or greater) performance level. If final performance falls between the threshold and target or between target and maximum, earned award amounts will be interpolated. If threshold performance is not achieved for a particular performance period, then no award will be paid to the participants for such performance period. The cash-settled performance units do not pay out until the payment date in order to serve as a retention vehicle, and participants must generally be employed on the payment date to receive payment. The payment date will be a date in 2026 determined by the Compensation Committee (or its authorized delegate), which will occur no later than March 15, 2026.
We do not disclose the specific, forward-looking adjusted EPS goals that we established for the cash-settled performance units granted in 2023 in this proxy statement because (1) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the Named Executive Officers’ compensation for 2023 and (2) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we expect to disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion and analysis about the amounts earned by the Named Executive Officers under these awards. In setting the applicable target levels, the Compensation Committee considered how achievement of the performance goals could be impacted by events expected to occur in the coming years. When establishing the specific goals for the adjusted EPS performance measure, we specifically considered how likely it will be for us to achieve the goals. We believe that the threshold goals have been established at levels that should be appropriately difficult to attain, and that the target goals will require considerable and increasing collective effort on the part of our employees, including our Named Executive Officers, to achieve. Achievement of the maximum goal is considered to be a stretch goal given current market conditions. The performance unit grants made in 2023 for the Named Executive Officers are set forth in the 2023 Grants of Plan-Based Awards table of this proxy statement.
Stock-Settled Stock Appreciation Rights. The SARs, when exercised by the Named Executive Officers, are settled in our common shares and have an exercise price equal to the closing market price of our common shares on the grant date. However, the SARs are subject to an appreciation cap of 200% of the initial grant date closing stock price. To continually reinforce our ongoing commitment to enhancing shareholder value, the general design for the 2023 awards was to vest one-third upon the later of: (1) achieving each of the following stock price hurdles and maintaining them for twenty consecutive trading days: 10%, 15% and 20% increase, respectively, over the initial grant date closing stock price of $42.93; and (2) the satisfaction of time-based vesting requirements that lapse one-third on each of the first three anniversaries of the grant date, generally subject to the Named Executive Officer’s continued employment. None of the performance hurdles were met in 2023. The SARs have an exercise term of ten years. The SARs granted in 2023 to the Named Executive Officers are set forth in the 2023 Grants of Plan-Based Awards table of this proxy statement.
Restricted Stock Units. RSUs are designed to promote share ownership and promote the retention of our executives. The RSUs generally vest on the third anniversary of the grant date and are set forth in the 2023 Grants of Plan-Based Awards table of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS
Award of Restricted Stock Units. On December 1, 2023, as part of his onboarding compensation package, we granted an award of 141,000 RSUs to Dr. Khandpur. The award, in lieu of Dr. Khandpur’s participation in our standard 2023 long-term incentive program award, was intended to recognize his appointment as President and Chief Executive Officer. This award was determined by the Compensation Committee based on negotiation and its review of comparative compensation information, as described above. The RSUs vest ratably over four years from the grant date and are set forth in the 2023 Grants of Plan-Based Awards table of this proxy statement. Dr. Khandpur did not receive any other long-term incentive awards in 2023.
Actions Taken on Awards Granted in Prior Years. In February 2023, the Compensation Committee reviewed, certified and approved the attainment level of cash-settled performance units granted in 2021 for the three-year performance period of January 1, 2021 through December 31, 2023. The four, equally weighted performance periods listed below were used in order to drive annual as well as cumulative performance. The cash-settled performance units were earned by achieving performance goals related to our adjusted EPS over each performance period. For retention purposes, the performance units generally could not be paid until the payment date approximately three years following the date of grant as approved by Compensation Committee (or its authorized delegate). The participating Named Executive Officers received a cash payout based on achieving 170% of the target level performance for the award, reflected below. Dr. Khandpur joined the Company on December 1, 2023, after the grant date for these awards, and therefore did not participate in the 2021-2023 Long-Term Incentive Program.

2021–2023 Cash-Settled Performance Units Performance Measure: Adjusted EPS
Performance Periods	Weighting	Target	Result	Payout %
January 1, 2021 – December 31, 2021	25%	$2.24	$3.05	200%
January 1, 2022 – December 31, 2022	25%	$2.16	$2.93	200%
January 1, 2023 – December 31, 2023	25%	$1.86	$1.69	81%
January 1, 2021 – December 31, 2023	25%	$6.26	$7.67	200%
Total Attainment				170%
* All financial measures (performance measures and results) reported in the table above were calculated with adjustments for acquisitions, divestitures and special items (as noted on Appendix A) pursuant to the terms of the program and as approved by the Compensation Committee. Specifically, in the event of the divestiture of a business unit during the performance period, the performance measures (threshold, target, and maximum) would be adjusted to remove the net prospective loss of income and the related impact on earnings per share that such business unit was expected to have during the portion of the performance period after the divestiture. In the event of an acquisition during the performance period, the performance measures (threshold, target, and maximum) would be adjusted to include pro forma figures for the acquired assets for the remainder of the performance period. Pro forma means target’s prior year results corresponding to remaining time left in the performance period, adjusted for purchase accounting and acquisition financing, if any.
Actual payouts of the cash-settled performance units granted in 2021 to the Named Executive Officers under the 2020 Plan are set forth for 2023 in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table of this proxy statement.
Cash-settled performance units granted in 2022 and 2023 remaining outstanding.
All equity awards outstanding as of December 31, 2023 are set forth in the Outstanding Equity Awards at 2023 Fiscal Year-End table of this proxy statement.

OTHER ASPECTS OF OUR COMPENSATION PROGRAMS
The Compensation Committee, with support from management, also considers, adopts, reviews and revises executive officer benefit programs, promotions, and any individual agreements impacting the compensation and benefits of our Named Executive Officers. Please see the "Potential Payments Upon Termination or Change of Control" section of this proxy statement for more information. In addition, the
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee also oversees the governance of our compensation practices. The following section describes significant activities relating to the above that occurred in 2023.
Retirement Benefits. We offer the following retirement benefits to eligible employees and eligible Named Executive Officers as specified below. Additional details about these plans, as they apply to the Named Executive Officers, are included in the “2023 Nonqualified Deferred Compensation” section of this proxy statement.
•A defined contribution retirement benefit available to eligible United States employees (as defined in the plan document) through an Internal Revenue Code tax-qualified profit sharing/401(k) plan (referred to as the “Qualified Savings Plan”); and
•An unfunded, nonqualified plan that provides benefits similar to the Qualified Savings Plan (referred to as the “Avient Supplemental Retirement Benefit Plan”), but without the Internal Revenue Code contribution and earnings limitations
Other Benefits. We provide other benefits to the Named Executive Officers that we believe are necessary to compete for executive talent. The additional benefits for the Named Executive Officers generally consist of a benefit allowance (for Mr. Patterson only, in the amount of $7,500 annually), limited reimbursement of expenses for financial planning and tax preparation, global travel health benefits and an annual physical examination. The specific amounts attributable to the 2023 other benefits provided to the Named Executive Officers are set forth in the “All Other Compensation” column of the 2023 Summary Compensation Table of this proxy statement. The benefit allowance and reimbursement of expenses for financial planning/tax preparation are treated as taxable income to the Named Executive Officers and are not grossed up by Avient. Tax gross-ups are provided for imputed income for spouse/guest travel.
We also provide other benefits such as medical, dental, life insurance and disability coverage to each United States-based Named Executive Officer, which are identical to the benefits provided to all other eligible United States-based employees (as defined in the plan document). We provide vacation and paid holidays to all employees, including the Named Executive Officers. The Named Executive Officers were each eligible for four weeks of vacation in 2023, except Dr. Khandpur whose eligibility was pro-rated to reflect his partial year of service.
We also provide additional benefits to our Named Executive Officers in special circumstances, such as the payment of relocation expenses, housing, and tax preparation fees and tax equalization costs in the event of an expatriate assignment. These expatriate benefits are provided to all employees who take an international assignment. In 2023, Mr. Garratt was the only Named Executive Officer on an expatriate assignment and, as a result, received expatriate benefits under our Expatriate Policy consistent with benefits provided to other Company expatriates.
Appointment of Dr. Khandpur. On November 13, 2023, Avient announced that Dr. Khandpur was appointed as Mr. Patterson's successor as President and Chief Executive Officer and a member of the Board, effective December 1, 2023. In connection with his appointment, the Compensation Committee determined to provide Mr. Khandpur with an initial base salary rate of $1,050,000 per year, a sign-on cash payment of $1,500,000 and the time-based grant of 141,000 RSUs described above. These RSUs, which were negotiated with Dr. Khandpur, were provided to offset the value Dr. Khandpur forfeited upon departure from his previous employer. Further, Dr. Khandpur will begin participation in 2024 in Avient’s annual cash incentive program (with a target award of 120% of earned base salary and payment from 0% to 200% of target) and long-term equity incentive program (with a target award of 440% of annual base salary), and will participate in Avient’s other standard benefits and perquisites for executive officers, including relocation services. Dr. Khandpur is a party to a Management Continuity Agreement and participates in Avient’s Executive Severance Plan, and he is entitled generally to severance benefits under such arrangements pursuant to their terms, as further described below.

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COMPENSATION DISCUSSION AND ANALYSIS
Special Advisor Service of Mr. Patterson. During Mr. Patterson’s service as Special Advisor, he will continue to receive his base salary at the annual rate of $1,170,000, but he will not participate in Avient’s annual cash incentive program or long-term incentive program for new grants in 2024. Mr. Patterson’s outstanding long-term incentive awards will continue to vest in accordance with their terms in connection with his continued employment as Special Advisor.
Retirement of Ms. Kunkle. On November 1, 2023, Ms. Kunkle announced her intention to retire from the Company, effective as of January 31, 2024, and thereafter retired on that date. Ms. Kunkle had considered earlier retirement from the Company, but as a result of discussions with the Company and further contemplation, she delayed her decision to retire until November 2023, and her last day of employment until January 31, 2024, to help facilitate the CEO transition process. In consideration of Ms. Kunkle's extension and years of service to the Company, Ms. Kunkle’s unvested long-term incentive awards were modified to waive the continued employment requirements for such awards; such awards will otherwise be governed by the standard terms of each award, including any performance criteria. For details regarding the modified awards, refer to the 2023 Grants of Plan-Based Awards table of this proxy statement. Ms. Kunkle will retain her vested equity awards, which will be governed by the standard terms of each award. The incremental value of the modified awards is $236,634 for the stock awards and $127,488 for the option awards. Ms. Kunkle's additional retirement benefits will consist of those benefits accrued and vested under the standard terms and conditions of the plans in which she participated. See the “2023 Nonqualified Deferred Compensation” section of this proxy statement for more information.
Tax Considerations. Cash compensation, such as base salary and annual incentive compensation, is taxable to the recipient as ordinary income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under Internal Revenue Code tax-qualified plans, such as a 401(k) plan, do not affect our current tax deduction. Deferrals under supplemental executive deferral plans delay our tax deduction until the deferred amount (and any accumulation thereon) is paid. Stock-settled SARs are generally taxable as ordinary income when exercised, RSUs are generally taxable as ordinary income when they vest, and cash-settled performance units are generally taxable as ordinary income when paid. We generally realize a tax deduction at those specified times, except where limited by Code Section 162(m), which generally disallows a federal income tax deduction to publicly traded companies like Avient for compensation in excess of $1 million per year paid to certain current and former executive officers. The Compensation Committee reviews potential tax implications before making decisions regarding compensation.
Accounting Considerations. When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the Compensation Committee review and consider the accounting implications of a given award, including the estimated expense and dilutive considerations. With consideration of the accounting treatment associated with an incentive plan design, management and the Compensation Committee may alter or modify the incentive award if the award (and the related accounting consequences) were to adversely affect our financial performance.
Stock Ownership and Retention Guidelines. In order to better align the financial interests of our executives with those of our shareholders, we believe our executives should own a meaningful number of Avient common shares. We have adopted Guidelines specifying a minimum level of stock ownership for all executives, including all Named Executive Officers.
The current Guidelines require all executives, including the continuing Named Executive Officers, to retain 100% of all net shares obtained through Avient as compensation for services provided. This requirement will cease when the Guidelines have been met, provided that an officer can only divest of a number of shares such that the Guidelines continue to be met. In general, shares counted toward required ownership include shares directly and indirectly held, shares and phantom shares held in our retirement or deferral plans, and RSUs and performance shares (if the applicable performance measures are met). The specific levels of stock ownership for the continuing Named Executive Officers are noted in the following table. Executives are expected to accumulate the specified shares within five years of their
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COMPENSATION DISCUSSION AND ANALYSIS
becoming subject to the Guidelines. These policies, as they relate to our Directors, are discussed in the “Stock Ownership Guidelines for Directors” section of this proxy statement.

Name	Stock Ownership Target (in shares)	Total Share Ownership as of February 28, 2024
Ashish K. Khandpur	125,000	183,152
Jamie A. Beggs	45,000	65,022
Michael A. Garratt	20,000	61,112
Joel R. Rathbun	20,000	56,093
Timing with Respect to Equity Award Grants. We have adopted a policy with respect to the timing of the grant of equity awards, which policy provides that equity awards (including common stock, SARs and restricted stock units) are granted pursuant to approval by the Board or the Compensation Committee, or pursuant to authority delegated by the Board or the Compensation Committee to the Chief Executive Officer. Such grants generally are made at times when Avient is not in possession of material non-public information, and not during a “blackout period,” which is the period of time that is in close proximity to the release of financial or material non-public information. The policy further provides that, to the extent practicable, annual grants to existing employees should be approved at regularly scheduled meetings and that the grant price for any stock option or SAR shall not be less than the fair market value of Avient’s common shares on the grant date (which is generally defined as the closing price of our common shares on the grant date).
Clawback Policy. Effective October 2, 2023, the Company adopted a new Compensation Clawback Policy, which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event Avient is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Compensation Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.
In general, Avient may utilize a broad range of recoupment methods under the Compensation Clawback Policy for mandatory accounting restatement clawbacks. The Compensation Clawback Policy does not condition such clawback on the fault of the executive officer, but Avient is not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (1) Avient has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Compensation Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Compensation Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. Avient may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

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EXECUTIVE COMPENSATION
Further, Avient continues to maintain a predecessor compensation clawback policy (the “Prior Clawback Policy”). The Prior Clawback Policy remains operational and applies to individuals and/or compensation not covered by or subject to the new NYSE-compliant Compensation Clawback Policy. The Prior Clawback Policy will apply on a permissive basis in the event of an applicable accounting restatement plus qualifying misconduct that contributed to the accounting restatement (in which case Avient may require an executive officer to repay all incentive-based compensation that he or she received in excess of what would have been paid if the restated financial statements had originally been prepared without such material accounting restatement).
Prohibition on Hedging Our Securities. Avient’s Insider Trading Policy prohibits Directors, officers and certain other employees of Avient from engaging in hedging or other speculative transactions with respect to our securities, including buying or selling puts or calls, short sales, or margin purchases of our securities.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
The following tables, narrative and footnotes discuss in more detail the compensation of our Named Executive Officers.

2023 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, as applicable, for our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers serving as of December 31, 2023, and our former Chief Executive Officer.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Ashish K. Khandpur, President and Chief Executive Officer (1)	2023	44,423	1,500,000	5,006,910	—	—	179	6,551,512
Jamie A. Beggs, Senior Vice President, Chief Financial Officer	2023	575,000	—	332,708	332,439	644,606	51,433	1,936,186
	2022	565,769	—	334,264	332,206	245,699	72,352	1,550,290
	2021	538,846	—	287,436	286,286	735,525	48,235	1,896,328
Michael A. Garratt, Senior Vice President, President, Color, Additives and Inks, EMEA	2023	485,000	—	238,262	238,090	474,906	725,726	2,161,984
	2022	478,846	—	239,512	238,354	468,709	509,526	1,934,947
	2021	460,385	—	213,464	212,083	734,900	364,558	1,985,390
Joel R. Rathbun, Senior Vice President, Mergers and Acquisitions	2023	525,000	—	294,071	294,446	516,119	36,807	1,666,443
	2022	494,231	—	239,512	238,354	511,026	25,692	1,508,815
	2021	457,308	—	213,464	212,083	720,050	43,256	1,646,161
Lisa K. Kunkle, Former Senior Vice President, General Counsel and Secretary (2)	2023	495,000	—	507,093	396,605	502,119	47,371	1,948,188
	2022	485,769	—	271,096	268,893	528,754	47,022	1,601,534
	2021	460,385	—	228,258	227,871	746,150	33,450	1,696,114
Robert M. Patterson, Former Chairman, President and Chief Executive Officer	2023	1,170,000	—	2,006,978	2,006,666	3,525,325	118,752	8,827,721
	2022	1,156,154	—	2,008,216	2,006,642	3,676,524	199,316	9,046,852
	2021	1,117,308		1,870,448	1,870,333	4,377,187	147,255	9,382,531
(1) Compensation for Dr. Khandpur is provided only for 2023 because he was not a Named Executive Officer in 2022 or 2021.
(2) On November 1, 2023, Ms. Kunkle announced her intention to retire from the Company, effective as of January 31, 2024. In consideration of Ms. Kunkle's 17-year tenure with the Company, Ms. Kunkle’s unvested long-term incentive awards were modified to waive the continued employment requirements for such awards; such awards will otherwise be governed by the standard terms of each award, including any performance criteria. For details regarding the modified awards, refer to the 2023 Grants of Plan-Based Awards table of this proxy statement. Ms. Kunkle will retain her vested equity awards, which will be governed by the standard terms of each award. The incremental value of the modified awards is $127,488 for the SARs (as reported in the 2023 “Option Awards” column) and $236,634 for the RSUs (as reported in the 2023 “Stock Awards” column). Ms. Kunkle's additional retirement benefits will consist of those benefits accrued and vested under the standard terms and conditions of the plans in which she participated. See the “2023 Nonqualified Deferred Compensation” section of this proxy statement for more information.

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Bonus (column (d))
The amounts reported in the “Bonus” column relate to, for 2023, sign-on compensation consisting of a cash payment of $1,500,000 to Dr. Khandpur in connection with his service as President and Chief Executive Officer of the Company.
Stock Awards (column (e))
The amounts reported in the “Stock Awards” column relate to, for 2023, time-vested stock-settled RSUs granted to the Named Executive Officers in 2023. These awards are described more fully in the “What We Pay and Why: Elements of Compensation” section of this proxy statement.
The amounts reported for 2023 represent the aggregate grant date fair value of those stock awards determined pursuant to FASB ASC Topic 718. Accordingly, this column includes amounts for awards that have not yet vested. For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 14, Share-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In addition, for Ms. Kunkle, the amount reported for 2023 for this column includes the incremental fair value of her modified 2021, 2022 and 2023 RSUs, as further described in a footnote to the table above and in narrative below.
Avient cautions that the amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from these awards. To what extent a Named Executive Officer realizes value will depend on our stock price and continued employment. The value actually realized upon a vesting of RSUs for the Named Executive Officers in 2023 is reflected in the 2023 Option Exercises and Stock Vested table of this proxy statement.
Option Awards (column (f))
The amounts reported in the “Option Awards” column consist of, for 2023, stock-settled SARs (with time and performance based vesting requirements as well as a SAR appreciation cap) that were granted to the Named Executive Officers in 2023. The amounts reported for 2023 represent the grant date fair value of the SARs granted to each of the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. Accordingly, this column includes amounts for awards that have not yet vested. For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 14, Share-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These awards are described more fully in the “What We Pay and Why: Elements of Compensation” section of this proxy statement. In addition, for Ms. Kunkle, the amount reported for 2023 for this column includes the incremental fair value of her modified 2021, 2022 and 2023 SARs, as further described in a footnote to the table above and in narrative below.
Avient cautions that the amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. To what extent a Named Executive Officer realizes value will depend on our stock price and continued employment.
Non-Equity Incentive Plan Compensation (column (g))
The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2023 include amounts earned by Named Executive Officers (as applicable) under the 2023 Annual Incentive Program (and paid in February 2024), and for cash-settled performance units granted on February 8, 2021 under the 2021 – 2023 Long-Term Incentive Program (and paid in February 2024). The terms of the 2023 Annual Incentive Program and the 2021 – 2023 Long-Term Incentive Program cash-settled performance units are described more fully in the “What We Pay and Why: Elements of Compensation” section of this proxy statement. The payouts earned by the participating Named Executive Officers under both plans (as applicable) are below.

Name	2023 Annual Incentive Program ($)	2021 – 2023 Cash-Settled Performance Units ($)
Jamie A. Beggs	226,406	418,200
Michael A. Garratt	165,506	309,400
Joel R. Rathbun	206,719	309,400
Lisa K. Kunkle	168,919	333,200
Robert M. Patterson	798,525	2,726,800
All Other Compensation (column (h))
The amounts reported in the “All Other Compensation” column for 2023 reflect, for each Named Executive Officer, the sum of (1) the amounts contributed by Avient to the Qualified Savings Plan and the Avient Supplemental Retirement Benefit Plan, which are calculated on the same basis for all participants, including the Named Executive Officers, (2) limited tax gross-ups, and (3) the incremental cost to Avient of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Qualified Savings Plan and the Avient Supplemental Retirement Benefit Plan are described in the “2023 Nonqualified Deferred Compensation” section of this proxy statement.

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EXECUTIVE COMPENSATION
The narrative following the table below describes these components of All Other Compensation:

Name	Company Contributions to Qualified Savings Plan ($)	Company Contributions to Avient Supplemental Retirement Benefit Plan ($)	Tax Gross-ups ($)	Standard Expatriate Benefits ($)	Other Benefits ($)
Ashish K. Khandpur	—	—	—	—	179
Jamie A. Beggs	14,850	22,081	—	—	14,502
Michael A. Garratt	14,850	13,693	16,282	673,185	7,715
Joel R. Rathbun	14,850	17,738	—	—	4,219
Lisa K. Kunkle	14,850	15,655	—	—	16,866
Robert M. Patterson	14,850	76,944			26,958
Company Contributions to Qualified Savings Plan. Avient makes certain contributions on behalf of all eligible participants, including Named Executive Officers, in accordance with the Qualified Savings Plan.
Company Contributions to Avient Supplemental Retirement Benefit Plan. Avient makes certain contributions on behalf of all eligible participants, including the Named Executive Officers, under the Avient Supplemental Retirement Benefit Plan.
Tax Gross-ups. Mr. Garratt’s tax gross-ups were provided pursuant to Avient’s practice to reimburse executives for taxes and expenses incurred in connection with expatriate assignments.
Standard Expatriate Benefits. Avient provides benefits to employees, including Named Executive Officers, related to expenses incurred in connection with expatriate assignments. Mr. Garratt’s benefits for expatriate assignment expenses resulted from his current assignment in Luxembourg, and included tax equalization payments ($179,963), advance tax payments for 2023 ($364,378), as well as housing ($72,799), transportation, school fees, and additional costs and expenses.
Other Benefits. Certain additional limited benefits are made available to executives, including the Named Executive Officers. The aggregate incremental value of those benefits is included for each Named Executive Officer in the “All Other Compensation” column of the 2023 Summary Compensation Table, but the individual values for each item are not required to be disclosed under SEC rules because none exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each Named Executive Officer. In general, other benefits include a nominal benefit allowance (provided to Mr. Patterson) and taxable reimbursement to the Named Executive Officers for financial planning and tax preparation (used by all Named Executive Officers, except for Dr. Khandpur and Mr. Garratt). Avient also makes available executive physicals to all Named Executive Officers (used by all Named Executive Officers except Dr. Khandpur and Mr. Rathbun).

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EXECUTIVE COMPENSATION

2023 GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#) (h)	Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)
A.K. Khandpur	12/1/2023	—	—	—	—	—	141,000(5)	—	5,006,910
J.A. Beggs	—	5,391(1)	431,250(1)	862,500(1)	—	—	—	—	—
	—	35,625(2)	285,000(2)	570,000(2)	—	—	—	—	—
	2/17/2023	—	—	—	8,750(3)	26,250(3)	—	42.93	332,439
	2/17/2023	—	—	—	—	—	7,750(6)	—	332,708
M.A. Garratt	—	3,941(1)	315,250(1)	630,500(1)	—	—	—	—	—
	—	25,500(2)	204,000(2)	408,000(2)	—	—	—	—	—
	2/17/2023	—	—	—	6,267(3)	18,800(3)	—	42.93	238,090
	2/17/2023	—	—	—	—	—	5,550(6)	—	238,262
J.R. Rathbun	—	4,922(1)	393,750(1)	787,500(2)	—	—	—	—	—
	—	31,500(2)	252,000(2)	504,000(2)	—	—	—	—	—
	2/17/2023	—	—	—	7,750(3)	23,250(3)	—	42.93	294,446
	2/17/2023	—	—	—	—	—	6,850(6)	—	294,071
L.K. Kunkle	—	4,022(1)	321,750(1)	643,500(1)	—	—	—	—	—
	—	28,875(2)	231,000(2)	462,000(2)	—	—	—	—	—
	2/17/2023	—	—	—	7,083(3)	21,250(3)	—	42.93	269,117
	11/1/2023	—	—	—	(4)	(4)	—	42.93	95,223
	11/1/2023	—	—	—	(4)	(4)	—	52.64	27,135
	11/1/2023	—	—	—	(4)	(4)	—	42.27	5,130
	2/17/2023	—	—	—	—	—	6,300(6)	—	270,459
	11/1/2023	—	—	—	—	—	(7)	—	151,675
	11/1/2023	—	—	—	—	—	(7)	—	69,605
	11/1/2023	—	—	—	—	—	(7)	—	15,354
R.M. Patterson	—	19,013(1)	1,521,000(1)	3,042,000(1)	—	—	—	—	—
	—	215,000(2)	1,720,000(2)	3,440,000(2)	—	—	—	—	—
	2/17/2023	—	—	—	52,817(3)	158,450(3)	—	42.93	2,006,666
	2/17/2023	—	—	—	—	—	46,750(6)	—	2,006,978
Estimated Future Payouts Under Non-Equity Incentive Plan Awards (columns (c), (d) and (e))
(1)2023 Annual Incentive Program Opportunities. The amounts located in the first row for each Named Executive Officer represent the cash-based award opportunities granted to the Named Executive Officer in 2023 under the 2023 Annual Incentive Program, as further described in the "2023 Annual Incentive" section of the "Compensation Discussion and Analysis." For purposes of this table and threshold level disclosure, we assumed that the lowest weighted portion of a metric achieved the threshold level of attainment. Additionally, negative discretion can be used to reduce the payment to zero. The actual amount earned by each Named Executive Officer for 2023 is included in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table of this proxy statement.
(2)Cash-Settled Performance Units. The amounts located in the second row for each Named Executive Officer represent the cash-settled performance units granted to the Named Executive Officers on February 17, 2023 as part of our 2023 long-term incentive award under the 2020 Plan, as further described in the “Awards Granted in 2023” section of the “Compensation Discussion and Analysis.” Each performance unit is equal in value to $1.00. For purposes of this table and threshold level disclosure, we assumed that only one of the four performance periods achieved the threshold level of attainment.

Estimated Future Payouts Under Equity Incentive Plan Awards (columns (f) and (g))
(3)    Stock Appreciation Rights. These amounts represent stock-settled SARs granted to the Named Executive Officers on February 17, 2023 as part of our 2023 long-term incentive award under the 2020 Plan, as further described in the “Awards Granted in 2023” section of the “Compensation Discussion and Analysis.” The SARs are subject to an appreciation cap of 200% of the initial grant date closing stock price. “Threshold” represents one-third of the SAR award, which is the amount that would be eligible to vest after achieving only the first stock price hurdle applicable to the award. Target refers to the number of shares underlying the SARs that will be eligible to
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EXECUTIVE COMPENSATION
vest upon satisfaction of all of the stock price hurdles applicable to the award. The SARs do not have a “maximum” level of attainment as a participant cannot receive SARs in excess of the initial award.

(4)     Modification of Stock Appreciation Rights in Connection with Retirement. In connection with Ms. Kunkle’s retirement and in recognition of her 17 year tenure with the Company, Avient modified certain SAR awards previously granted to Ms. Kunkle that would have otherwise been forfeited under the terms of the applicable grant agreements. The values shown for the modified SARs represent the unvested portion of the following: 21,250 SARs originally granted on February 17, 2023 (row four), 18,050 SARs originally granted on February 14, 2022 (row five), and 21,650 SARs originally granted on February 8, 2021 (row six). The modifications were based upon the period of time that Ms. Kunkle was employed by Avient from the original grant date of the award through November 1, 2023 (the modification date).

All Other Stock Awards: Number of Shares of Stock or Units (RSUs) (column (h))
(5)     Grant of RSUs. This amount represents a grant of stock-settled RSUs to Dr. Khandpur. The RSUs have dividend equivalent rights that entitle the grantee to dividend equivalents on each share of our common stock underlying the award equal to the dividend per share declared and paid on our issued and outstanding shares of common stock. The dividend equivalent rights are subject to the same restrictions as the underlying RSUs. This grant is is described in the "What We Pay and Why: Elements of Compensation" section of this proxy statements.
(6)     Annual Grant of RSUs. These amounts represent stock-settled RSUs granted to the Named Executive Officers on February 17, 2023 as part of our 2023 long-term incentive award under the 2020 Plan, as further described in the “Awards Granted in 2023” section of the “Compensation Discussion and Analysis.” The RSUs have dividend equivalent rights that entitle the grantee to dividend equivalents on each share of our common stock underlying the award equal to the dividend per share declared and paid on our issued and outstanding shares of common stock. The dividend equivalent rights are subject to the same restrictions as the underlying RSUs.
(7)     Modification of RSUs in Connection with Retirement. In connection with Ms. Kunkle’s retirement and in recognition of her 17 year tenure with the Company, Avient modified certain RSU awards previously granted to Ms. Kunkle that would have otherwise been forfeited under the terms of the applicable grant agreements. The values shown for the modified RSUs represent the unvested portion of the following: 6,300 RSUs originally granted on February 17, 2023 (row eight), 5,150 RSUs originally granted on February 14, 2022 (row nine), and 5,400 RSUs originally granted on February 8, 2021 (row ten). The modifications were based upon the period of time that Ms. Kunkle was employed by Avient from the original grant date of the award through November 1, 2023 (the modification date).
Exercise or Base Price of Option Awards (column (i))
In setting the base price of these SARs, we followed the practice of using our closing stock price on the grant date. This practice complies with the 2020 Plan.

Grant Date Fair Value of Stock and Option Awards (column (j))
The amounts in this column represent the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 14, Share-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Narrative Disclosure Relating to the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table
For information regarding the amount of salary and bonus compensation in proportion to total compensation, see the “What We Pay and Why: Elements of Compensation” section of this proxy statement. For information regarding the management Continuity Agreements, see the “Potential Payments Upon Termination or Change of Control” section of this proxy statement. For more information about the 2023 modification of Ms. Kunkle's outstanding 2021, 2022 and 2023 incentive awards, please see Compensation Discussion and Analysis section of this proxy statement, the footnotes and narrative to the 2023 Summary Compensation Table, and the "Potential Payments Upon Termination or Change of Control" disclosure below.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

Name		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercise-able (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (2) (#)	Market Value of Shares or Units of Stock that have not Vested ($)
A.K. Khandpur	12/1/2023	—	—	—	—	—	141,952	5,900,945
J.A. Beggs	2/08/2021	—	—	—	—	—	7,291	303,087
	2/14/2022	—	—	—	—	—	6,689	278,062
	2/17/2023	—	—	—	—	—	7,959	330,856
	2/08/2021	18,133	9,067	—	42.27	2/08/2031	—	—
	2/14/2022	—	—	22,300	52.64	2/14/2032	—	—
	2/17/2023	—	—	26,250	42.93	2/17/2033	—	—
M.A. Garratt	2/08/2021	—	—	—	—	—	5,417	225,185
	2/14/2022	—	—	—	—	—	4,794	199,287
	2/17/2023	—	—	—	—	—	5,701	236,991
	2/04/2015	9,200	—	—	38.27	2/04/2025	—	—
	2/15/2017	13,250	—	—	34.10	2/15/2027	—	—
	2/14/2018	11,050	—	—	41.89	2/14/2028	—	—
	2/11/2019	18,200	—	—	31.54	2/11/2029	—	—
	2/10/2020	19,650	—	—	31.48	2/10/2030	—	—
	2/08/2021	13,433	6,717	—	42.27	2/08/2031	—	—
	2/14/2022	—	—	16,000	52.64	2/14/2032	—	—
	2/17/2023	—	—	18,800	42.93	2/17/2033	—	—
J.R. Rathbun	2/08/2021	—	—	—	—	—	5,417	225,185
	2/14/2022	—	—	—	—	—	4,794	199,287
	2/17/2023	—	—	—	—	—	7,036	292,487
	2/4/2015	2,500	—	—	38.27	2/4/2025	—	—
	2/10/2016	10,400	—	—	24.98	2/10/2026	—	—
	2/15/2017	10,100	—	—	34.10	2/15/2027	—	—
	2/14/2018	10,400	—	—	41.89	2/14/2028	—	—
	2/11/2019	17,150	—	—	31.54	2/11/2029	—	—
	2/10/2020	19,200	—	—	31.48	2/10/2030	—	—
	2/08/2021	13,433	6,717	—	42.27	2/08/2031	—	—
	2/14/2022	—	—	16,000	52.64	2/14/2032	—	—
	2/17/2023	—	—	23,250	42.93	2/17/2033	—	—
L.K. Kunkle (3)	2/08/2021	—	—	—	—	—	5,792	240,773
	2/14/2022	—	—	—	—	—	5,425	225,517
	2/17/2023	—	—	—	—	—	6,470	268,958
	2/15/2017	12,100	—	—	34.10	2/15/2027	—	—
	2/14/2018	11,500	—	—	41.89	2/14/2028	—	—
	2/11/2019	19,250	—	—	31.54	2/11/2029	—	—
	2/10/2020	21,200	—	—	31.48	2/10/2030	—	—
	2/08/2021	14,433	7,217	—	42.27	2/08/2031	—	—
	2/14/2022	—	—	18,050	52.64	2/14/2032	—	—
	2/17/2023	—	—	21,250	42.93	2/17/2033	—	—
R.M. Patterson	2/08/2021	—	—	—	—	—	47,414	1,971,000
	2/14/2022	—	—	—	—	—	40,165	1,669,659
	2/17/2023	—	—	—	—	—	48,002	1,995,443
	5/15/2014	—	—	—	—	—	60,421	2,511,701
	2/14/2018	31,516	—	—	41.89	2/14/2028	—	—
	2/11/2019	51,150	—	—	31.54	2/11/2029	—	—
	2/10/2020	115,033	—	—	31.48	2/10/2030	—	—
	2/08/2021	118,466	59,234	—	42.27	2/08/2031	—	—
	2/14/2022	—	—	134,700	52.64	2/14/2032	—	—
	2/17/2023	—	—	158,450	42.93	2/17/2033	—	—
(1)Amounts in these columns represent stock-settled SARs that vest in one-third increments, with each one-third increment vesting on the later of (a) the first, second and third anniversary of the grant date, respectively and (b) the achievement of a stock price hurdle (based on Avient’s closing stock price and sustained for thirty consecutive trading days for all grants except the February 17, 2023 grant for which the stock price hurdle must be sustained for twenty consecutive trading days) applicable to that increment. As of December 31, 2023, all stock price hurdles have been met for all SAR grants made prior to 2022, and none of the stock price hurdles have been met for the 2022 or 2023 SAR grants. SAR grants for which stock price hurdles have been met vest in one-third increments on the first, second and third anniversary of the grant date.
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(2)Amounts in this column represent stock-settled RSU awards that generally vest in full on the third anniversary of the grant date, with the exception of the December 1, 2023 grant to Dr. Khandpur which vests ratably over four years and the May 15, 2014 grant to Mr. Patterson which represents an earned performance share award that shall become non-forfeitable and fully vested on May 15, 2024. The awards include shares deemed purchased with reinvested dividend equivalents that are subject to the same forfeiture conditions as the shares to which the dividends relate. The amounts in this column include all dividend equivalents declared from 2021 through 2023 attributable to the awards (including the fourth quarter dividend declared on October 12, 2023 to shareholders of record on December 15, 2023, which was paid on January 5, 2024).
(3)On November 1, 2023, Ms. Kunkle announced her intention to retire from the Company, effective as of January 31, 2024. In consideration of Ms. Kunkle's years of service to the Company, Ms. Kunkle’s unvested long-term incentive awards were modified to waive the continued employment requirements for such awards; such awards will otherwise be governed by the standard terms of each award, including any performance criteria. For details regarding the modified awards, refer to the 2023 Grants of Plan-Based Awards table of this proxy statement. Ms. Kunkle will retain her vested equity awards, which will be governed by the standard terms of each award. The incremental value of the modified awards is $236,634 for the stock awards and $127,488 for the option awards.

2023 OPTION EXERCISES AND STOCK VESTED

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized On Vesting ($) (e)
A.K. Khandpur	—	—	—	—
J.A. Beggs	—	—	23,777	1,579,190
M.A. Garratt	—	—	3,698	256,220
L.K. Kunkle	—	—	4,438	276,600
J.R. Rathbun	2,400	8,340	3,544	250,197
R.M. Patterson	—	—	36,806	2,237,609
Option Awards (columns (b) and (c))
Column (b) reports exercises of SARs during 2023 on an aggregate basis. The value realized on exercise (column (c)) was computed based on the difference between the closing stock price of the underlying securities at exercise and the base price of the SARs. The number of SARs withheld to cover taxes and the exercise price, and the net number of shares acquired as a result of SAR exercises during 2023 is as follows: Mr. Rathbun - 2,259 SARs and 141 shares.
Stock Awards (columns (d) and (e))
Column (d) reports the vesting of RSUs during 2023 on an aggregate basis. For all applicable Named Executive Officers except Ms. Beggs, the stock awards include RSUs that were granted on February 10, 2020 and vested on February 10, 2023. For Ms. Beggs, the stock awards reflect RSUs that were granted in recognition of her appointment as Senior Vice President, Chief Financial Officer on August 24, 2020, and which vested on August 24, 2023. The amounts in these columns include shares awarded through a dividend equivalent feature under the applicable award.
The value realized on vesting (column (e)) was computed by multiplying the number of vested RSUs, including the corresponding dividend equivalents, by the closing stock price of the underlying securities on the vesting date. The number of shares withheld to cover taxes is as follows: Ms. Beggs - 18,950; Mr. Garratt - 3,066; Ms. Kunkle - 2,864; Mr. Rathbun - 3,061; and Mr. Patterson - 22,265.

2023 NON QUALIFIED DEFERRED COMPENSATION
We offer a defined contribution retirement benefit to all eligible Avient employees through the Qualified Savings Plan. The Qualified Savings Plan provides employees with individual retirement accounts funded by contributions including an employer-paid match on employee contributions equal to 100% of the first 3% of earnings the employee contributes plus 50% of the next 3% of earnings the employee contributes. The Internal Revenue Code limits employee contributions to the Qualified Savings Plan to $22,500 ($30,000 for participants over age 50), and earnings upon which employee/employer contributions may be made are limited to $330,000 in 2023.
We currently offer participation in a non qualified deferred compensation retirement plan, called the Avient Supplemental Retirement Benefit Plan ("Supplemental Plan"), to specified employees that include the Named Executive Officers. This plan is an unfunded, non qualified plan that provides benefits similar

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to our Qualified Savings Plan, but without Internal Revenue Code contribution and earnings limitations. The Named Executive Officers are permitted to elect to defer up to 90% of their salary and annual bonus between the Qualified Savings Plan and the Supplemental Plan. The amounts deferred are credited to accounts selected by the Named Executive Officer that generally mirror the investment alternatives available in our Qualified Savings Plan except for an interest crediting fund based on corporate bond yields limited to 120% of the applicable federal rate. Each Named Executive Officer who participates in the Avient Supplemental Retirement Benefit Plan is 100% vested in that portion of their account that is attributable to elective deferrals and the Company match. A Named Executive Officer’s vested Supplemental Plan accounts will commence to be paid to them within 30 days of the date of their termination of employment with us in the form of payment they selected (lump-sum payment or payment in installments over a period not exceeding 10 years) on an election form received by us. The Avient Supplemental Retirement Benefit Plan is also subject to the rules of Code Section 409A, which restricts the timing of distributions. Thus, payment, or commencement of payment, to the Named Executive Officers of their accounts may need to be delayed by six months following their separation from service with us.
In 2019, our Board approved an amendment to the Avient Supplemental Retirement Benefit Plan to add a Company stock fund investment feature to mirror the investment alternatives available under the Qualified Savings Plan. This feature also provides for deemed reinvestment of dividend equivalents on amounts attributed to the Company stock fund. The plan requires the payout of balances deemed invested in the Company stock fund at the time of distribution to be in the form of Company common shares (or cash for fractional shares).

Name	Aggregate Balance at 12/31/2022(1) ($)	Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1)(5) ($)
A.K. Khandpur	—	—	—	—	—	—
J.A. Beggs	1,720,748	387,849	22,081	290,607	—	2,421,286
M.A. Garratt	1,603,547	185,073	13,693	285,645	—	2,087,958
J.R. Rathbun	1,414,651	27,934	17,738	341,580	—	1,801,903
L.K. Kunkle	998,191	68,731	15,655	173,072	—	1,255,648
R.M. Patterson	12,162,692	581,962	76,944	3,614,759	—	16,436,357
(1) Includes the following amounts reported as “Salary,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” for the Named Executive Officers in our summary compensation tables for prior fiscal years: $5,531,380 for Mr. Patterson; $1,863,399 for Ms. Beggs; $1,166,361 for Mr. Garratt; $237,436 for Ms. Kunkle; and $350,354 for Mr. Rathbun.
(2) These reflect actual amounts earned by the Named Executive Officers in 2023 that have been deferred on a voluntary basis. All amounts reflected in this column are included in the 2023 Summary Compensation Table of this proxy statement as “Salary” or “Non-Equity Incentive Plan Compensation.”
(3) This column contains contributions by us in the last fiscal year under the Avient Supplemental Retirement Benefit Plan, which provides for benefits in excess of amounts permitted to be contributed under our Qualified Savings Plan. All of the amounts in this column are included in the “All Other Compensation” column of the 2023 Summary Compensation Table of this proxy statement.
(4) Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the 2023 Summary Compensation Table of this proxy statement.
(5) A portion of the balance reflected in the table represents amounts earned by the Named Executive Officers, which they have elected to defer on a voluntary basis.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Summary of Potential Payments
Our plans, agreements, arrangements or typical practices would provide severance benefits to our Named Executive Officers in varying amounts to the executive under certain scenarios. We do not have employment agreements with our Named Executive Officers. We do have management continuity agreements (“Continuity Agreements”) with each of our Named Executive Officers that provide for
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specified benefits upon a termination of employment following a change of control, and each of our Named Executive Officers participates in our Executive Severance Plan. Further, other Company plans, agreements and arrangements may provide for specified benefits upon a change of control (or for acceleration of such benefits). Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below. The table following this narrative discussion summarizes the amounts payable upon termination or a change of control under certain circumstances to our Named Executive Officers, assuming that the executive’s employment terminated on December 29, 2023.
Management Continuity Agreements
We have entered into Continuity Agreements with all of our elected corporate officers, including each of the Named Executive Officers. The Continuity Agreements serve to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change of control” of Avient. The continuing Named Executive Officers are provided with severance protection for a period of three years (for Dr. Khandpur and Mr. Patterson) and two years (for Messrs. Garratt and Rathbun, and Ms. Beggs) should their employment be terminated either by us without cause or by the executive for good reason following a change of control. The Continuity Agreements are automatically renewed each year unless we give prior notice of termination and do not provide any assurance of continued employment. For these purposes, “change of control”, “cause” and “good reason” have the meanings ascribed to such terms in the Continuity Agreements.
If a change of control occurs and the Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “good reason,” in each case during the severance protection period, then the Continuity Agreements generally provide that the individual would be entitled to receive:
•A lump-sum payment equal to two or three years (depending on the executive) of the base salary in effect immediately prior to the change of control, or if greater, on the termination date;
•A lump-sum payment equal to two or three times (depending on the executive) the executive’s targeted annual incentive amount, as that term is defined the Continuity Agreement, in effect prior to the change of control;
•Employee health and welfare benefits (excluding the long-term disability plan) for up to two or three years (depending on the executive) at active employee rates;
•An allowance equal to one year of financial planning/tax preparation that the executive was entitled to receive prior to the change of control; and
•A lump-sum payment equal to the employer contributions required to be made to certain retirement plans on behalf of the executive for the year of the change of control or the year of termination.
None of the agreements contain a single trigger or a modified single trigger for benefits. The Continuity Agreements do not provide for benefits upon death or disability following a change of control. The Continuity Agreements also do not provide for tax gross-ups for any excise taxes due under the Internal Revenue Code for any so-called “golden parachute” payments made under the agreements (except for Named Executive Officers with “grandfathered” Continuity Agreements). As of 2024, no continuing Named Executive Officers have grandfathered Continuity Agreements.
To the extent a payment or benefit that is paid or provided under a Continuity Agreement would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Continuity Agreement or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Continuity Agreement and such other plan, program, agreement, arrangement or legal requirement.

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In addition, in order to receive payment and benefits under the Continuity Agreement, the Named Executive Officer must execute a release of claims against Avient and comply with confidentiality, non-compete and non-solicitation covenants for two or three years, depending on the executive.
Executive Severance Plan
The Compensation Committee has adopted the Executive Severance Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Named Executive Officers and other elected officers who are expected to make substantial contributions to our success and thereby provide for stability and continuity of operations.
The Executive Severance Plan provides that, if Avient terminates the employment of a Named Executive Officer for any reason other than Cause (as defined in the Executive Severance Plan), death or disability, then the Named Executive Officer will be entitled to receive:
•Salary continuation payments in an amount equal to two times the Named Executive Officer’s base salary;
•A payment in an amount equal to the Named Executive Officer’s annual bonus under the annual incentive program as earned for the year in which the separation occurs;
•Reimbursement for the costs previously paid by us for continued coverage for two years in our medical, dental and vision plans, plus any taxes imposed as a result of such reimbursement; and
•Fees for outplacement benefits for a period of 12 months.
We do not have to make payments to Named Executive Officers under the Executive Severance Plan if they are entitled to receive payment under a Continuity Agreement discussed above. In addition, in order to receive payments under the Executive Severance Plan, the Named Executive Officer must execute a release of claims against us and is subject to confidentiality, non-compete, non-solicitation and non-disparagement covenants during the two-year severance period.
Long-Term Incentive Awards
Each of the grant agreements evidencing outstanding awards of RSUs, SARs, cash-settled performance units and performance shares provides that the vesting of such award will accelerate upon a change of control. In the event of a change of control, cash-settled performance units for which all performance periods are completed as of December 29, 2023 are valued at actual attainment, and cash-settled performance units for which all performance periods are not completed as of December 29, 2023 are valued at target attainment. For this purpose, a “change of control” is defined in the applicable equity compensation plan.
The grant agreements also provide for prorated vesting upon death, disability and retirement, as those terms are defined in the grant agreements. In the case of such prorated vesting, cash-settled performance units are generally valued based on actual performance for the applicable performance period (which, for performance periods that were not completed as of December 29, 2023, we have assumed to be target performance for purposes of the table below). Also in the case of such prorated vesting, SARs generally only vest if the performance hurdles have been met as of the date of death, disability or retirement, except that SARs granted in 2018 and later remain eligible to vest if the performance hurdles are satisfied after such termination event.
Retirement Benefits
The Avient Supplemental Retirement Benefit Plan that is made available to all of our Named Executive Officers has provisions relating to the termination of employment with Avient. These payments are described more fully in the disclosure provided in the “2023 Nonqualified Deferred Compensation” section of this proxy statement.

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EXECUTIVE COMPENSATION
Payments and Benefits Upon Termination - as of the End of Fiscal Year 2023
The following table summarizes the amounts payable to the Named Executive Officers upon termination under specified circumstances or upon a change of control. The data below assumes that each triggering event listed in the tables occurred on December 29, 2023 and that the stock price for our common shares was $41.57, the closing stock price of our common shares on December 29, 2023.

Name	Benefits and Payments	Voluntary Termination ($)	Retirement(1) ($)	Disability ($)	Death ($)	Involuntary Termination With Cause ($)	Involuntary Termination Without Cause ($)	Termination Without Cause or for Good Reason Following a Change of Control ($)
A.K. Khandpur	Cash Severance Benefit (2)(8)	—	—	—	—	—	2,100,000	3,150,000
	Annual Incentive for Year of Termination	—	—	—	—	—	—	—
	Cash-Settled Performance Units (3)	—	—	—	—	—	—	—
	Restricted Stock Units (4)	—	—	120,096	120,096	—		5,900,945
	Unexercisable Stock Options/SARs (4)	—	—	—	—	—	—	—
	Health and Welfare Benefits (6)	—	—	—	—	—	46,037	69,055
	Financial Planning Services (7)	—	—	—	—	—	—	13,000
	Outplacement Benefits	—	—	—	—	—	12,000	—
	Lump Sum for Defined Contribution Plans	—	—	—	—	—	—	—
J.A. Beggs	Cash Severance Benefit (2)(8)	—	—	—	—	—	1,376,406	2,012,500
	Annual Incentive for Year of Termination	—	—	226,406	226,406	—		—
	Cash-Settled Performance Units (3)	—	—	703,144	703,144	—		988,200
	Restricted Stock Units (4)	—	—	557,994	557,994	—		912,004
	Unexercisable Stock Options/SARs (4)	—	—	—	—	—		—
	Health and Welfare Benefits (6)	—	—	—	—	—	16,944	16,944
	Financial Planning Services (7)	—	—	—	—	—		10,000
	Outplacement Benefits	—	—	—	—	—	12,000	—
	Lump Sum for Defined Contribution Plans	—	—	—	—	—	—	82,238
M.A. Garratt	Cash Severance Benefit (2)(8)	—	—	—	—	—	1,135,506	1,600,500
	Annual Incentive for Year of Termination	—	165,506	165,506	165,506	—	—	—
	Cash-Settled Performance Units (3)	—	513,359	513,359	513,359	—	—	717,400
	Restricted Stock Units (4)	—	407,427	407,427	407,427	—	—	661,462
	Unexercisable Stock Options/ SARs (4)	—	—	—	—	—	—	—
	Health and Welfare Benefits (6)	—	—	—	—	—	107,119	107,119
	Financial Planning Services (7)	—	—	—	—	—	—	10,000
	Outplacement Benefits	—	—	—	—	—	12,000	—
	Lump Sum for Defined Contribution Plans	—	—	—	—	—	—	66,479

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Name	Benefits and Payments	Voluntary Termination ($)	Retirement(1) ($)	Disability ($)	Death ($)	Involuntary Termination With Cause ($)	Involuntary Termination Without Cause ($)	Termination Without Cause or for Good Reason Following a Change of Control ($)
J.R. Rathbun	Cash Severance Benefit (2)(8)	—	—	—	—	—	1,256,719	1,837,500
	Annual Incentive for Year of Termination	—	—	206,719	206,719	—	—	—
	Cash-Settled Performance Units (3)	—	—	529,358	529,358	—	—	765,400
	Restricted Stock Units (4)	—	—	423,390	423,390	—	—	716,958
	Unexercisable Stock Options/SARs (4)	—	—	—	—	—	—	—
	Health and Welfare Benefits (6)	—	—	—	—	—	46,037	46,037
	Financial Planning Services (7)	—	—	—	—	—	—	10,000
	Outplacement Benefits	—	—	—	—	—	12,000	—
	Lump Sum for Defined Contribution Plans	—	—	—	—	—	—	75,440
L.K. Kunkle	Cash Severance Benefit (2)(8)	—	—	—	—	—	1,158,919	2,450,250
	Annual Incentive for Year of Termination	—	168,919	168,919	168,919	—	—	—
	Cash-Settled Performance Units (3)	—	564,154	564,154	564,154	—	—	795,200
	Restricted Stock Units (4)	—	447,875	447,875	447,875	—	—	735,249
	Unexercisable Stock Options/SARs (4)	—	—	—	—	—	—	—
	Health and Welfare Benefits (6)	—	—	—	—	—	31,846	47,769
	Financial Planning Services (7)	—	—	—	—	—	—	10,000
	Outplacement Benefits	—	—	—	—	—	12,000	—
	Lump Sum for Defined Contribution Plans	—	—	—	—	—	—	102,712
	Excise Tax Gross-up (8)	—	—	—	—	—	—	—
R.M. Patterson	Cash Severance Benefit (2)(8)	—	—	—	—	—	3,138,525	8,073,000
	Annual Incentive for Year of Termination	—	—	798,525	798,525	—	—	—
	Cash-Settled Performance Units (3)	—	—	4,446,456	4,446,456	—	—	6,166,800
	Restricted Stock Units (4)	—	—	3,497,783	3,497,783	—	—	5,636,102
	Performance Shares (5)	—	—	2,402,538	2,402,538	—	—	2,511,701
	Unexercisable Stock Options/SARs (4)	—	—	—	—	—	—	—
	Health and Welfare Benefits (6)	—	—	—	—	—	46,037	69,055
	Financial Planning Services (7)	—	—	—	—	—	—	13,000
	Outplacement Benefits	—	—	—	—	—	12,000	—
	Lump Sum for Defined Contribution Plans	—	—	—	—	—	—	329,939
	Excise Tax Gross-up (8)	—	—	—	—	—	—	—
(1) Retirement is defined as the executive’s attainment of age 55 with ten years of service or age 58 with five years of service.
(2) Cash severance benefits are payable (a) in the event of an involuntary termination without cause, under the Executive Severance Plan or (b) in the event of an involuntary termination following a change of control, under the Continuity Agreement.
(3) Cash-settled performance units granted in 2023 and 2022 reflect a prorated target amount in cases of retirement, disability or death. For cash-settled performance units granted in 2021, awards reflect actual performance. In the case of involuntary termination following a change of control, awards granted in 2023 and 2022 reflect the full value award at target.
(4) RSUs granted in 2023, 2022 and 2021 reflect a prorated amount of the award in cases of retirement, disability or death. In the case of involuntary termination following a change of control, all of these RSU awards reflect their full value. Although SARs granted in 2023, 2022 and 2021 would also be
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subject to prorata vesting in cases of retirement, disability or death, and full vesting in the case of an involuntary termination following a change in control, the table reflects a value of $0 for the SAR awards, as the grant price in each of these years exceeds the December 29, 2023 closing stock price.
(5) Performance shares granted in 2014 reflect a prorated amount in cases of disability or death. In the case of involuntary termination following a change of control, this award reflects its full value.
(6) Continuation of health and welfare benefits, or comparable benefits, are provided under the Executive Severance Plan in the event of an involuntary termination without cause or the Continuity Agreement in the event of an involuntary termination following a change of control.
(7) Continuation of financial planning benefits is provided under the terms of the Continuity Agreements.
(8) All Named Executive Officers except for Ms. Beggs are under the excise tax limit and would not be subject to an excise tax. Severance benefits will generally be reduced in the event that an excise tax would be imposed under Code Section 280G in an amount sufficient to eliminate the excise tax. Ms. Beggs was determined to be over the excise tax limit, however her severance benefits have not been reduced as it was determined that the best net treatment would be for Ms. Beggs to pay any excise tax due.

CEO PAY RATIO DISCLOSURE
The SEC has adopted rules requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the CEO.
CEO (Khandpur) Annual Total Compensation for 2023(1) - $7,557,089
Former CEO (Patterson) Annual Total Compensation for 2023 - $8,827,721
Median Employee Annual Total Compensation for 2023 - $51,800
Ratio of CEO (Khandpur) to Median Employee Annual Total Compensation for 2023 - 146:1
Ratio of Former CEO (Patterson) to Median Employee Annual Total Compensation for 2023 - 170:1
(1) In determining Dr. Khandpur's compensation for purposes of this pay ratio disclosure, we have annualized his 2023 compensation as reported in the 2023 Summary Compensation Table by including his full annual salary amount ($1,050,000) instead of his earned salary amount ($44,423).
How the Median Employee was Determined
For purposes of this pay ratio disclosure, we determined that it was appropriate to continue using the same median employee that we identified for 2022, as there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change in the pay ratio disclosure. In determining the median employee, we used a consistently applied compensation measure (“CACM”) for all employees (other than the CEO) included in the determination. Our CACM was annual salary plus annual target cash incentive. To determine the median employee, all global employees as of December 31, 2022 were evaluated. This group of employees did not include any independent contractors or workers who provided leased services, and did not exclude any employees of businesses acquired by us or combined with us. Further, we did not utilize any statistical sampling or cost-of-living adjustments for purposes of determining our median employee. A portion of our employee workforce (full-time and part-time) identified above worked for less than the full fiscal year due to commencing employment after January 1, 2022. In determining the median employee, we annualized the total compensation for such individuals by extending their base wages over the full annual period but avoided creating full-time equivalencies.
The global employee evaluation focused on each employee’s annual salary and annual target cash incentive for the period January 1, 2022 to December 31, 2022. Annual salary for employees outside of the United States was converted to United States Dollars by applying the applicable exchange rates in effect on December 31, 2022. The annual salary and annual target cash incentive amounts were then added together to determine each employee’s CACM. Using this methodology, we determined that our median employee for 2022 was a full-time employee working at a manufacturing facility in Phoenix, Arizona. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.

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PAY VERSUS PERFORMANCE DISCLOSURE
We are providing the following information about compensation for our Named Executive Officers serving during each of 2020, 2021, 2022 and 2023 (each, a "Covered Year"), as well as results for certain elements of financial performance during those same Covered Years.
We have consistently over the Covered Years linked our Named Executive Officers’ variable incentive compensation to financial and operational performance measures that help us achieve our pay for performance philosophy, which is to: (1) reward employees for generating consistent improvement in Company performance; (2) align compensation with the interests of our shareholders with the ultimate goal of improving long-term shareholder value; and (3) attract, motivate and retain talented executives.
More specifically, we design executive compensation to be linked to Company operating performance (including results against both our long-term and short-term growth targets) and return to shareholders over time. The following Tabular List provides what we believe represent the most important financial performance measures we used to link compensation for our PEO ("Principal Executive Officer") and non-PEO Named Executive Officers for fiscal 2023 to our performance:

Tabular List
Financial Performance Measures	Adjusted Earnings per Share
Company Stock Price
Adjusted Operating Income
Working Capital as a Percentage of Sales
Non-Financial Performance Measures	Sustainability Metrics
In our long-term incentive program, we tie three-year achievement of cash settled performance units to adjusted EPS and, therefore our company selected measure for purposes of this pay for performance disclosure is adjusted EPS, and we have included it in the Pay Versus Performance (“PVP”) Table below.
The PVP Table provides information about compensation, including “compensation actually paid” (or CAP), for our Named Executive Officers serving during each Covered Year, as well as results for the following external financial metrics during those same Covered Years: our total shareholder return (“TSR”) results; Peer Group (as defined below) TSR results; and GAAP net income results. The PVP Table also contains information on the relationship between Named Executive Officer pay and our Company-selected financial performance measure for the PVP Table, adjusted EPS. In particular, for 2023, we view our use of the adjusted EPS performance measure in our long-term cash-settled performance units program to be the most important example of our linkage of executive pay to performance as described above and the most important metric for implementation of our pay for performance philosophy.

PAY VERSUS PERFORMANCE(1)
Year (a)	Summary Compensation Table (“SCT”) Total for First PEO (b)	SCT Total for Second PEO (b)	Compensation Actually Paid (“CAP”) to First PEO (c)(2)	CAP to Second PEO (c)(2)	Average SCT Total for Non-PEO Named Executive Officers (d)	Average CAP to Non-PEO Named Executive Officers (e)(2)	Value of Initial Fixed $100 Investment		Net Income ($mm) (h)	Adjusted Earnings per Share (“EPS”) (i)(5)
							Total Share-holder Return (f)(3)	Peer Group Total Share-holder Return (g)(4)
2023	8,827,721	6,551,512	11,369,504	7,405,972	1,928,200	2,212,634	124.60	149.93	76.2	2.36
2022	9,046,852	—	621,952	—	1,648,896	585,793	98.60	130.45	703.4	2.69
2021	9,382,531	—	17,199,415	—	1,805,998	2,658,967	159.61	151.70	230.6	2.68
2020	7,009,374	—	8,892,140	—	1,685,044	1,864,956	112.93	119.86	133.4	1.43

PROXY STATEMENT 2023 | Annual Meeting of Shareholders                    73

EXECUTIVE COMPENSATION
(1) Robert M. Patterson was our principal executive officer (“First PEO”) for the full year for each of 2022, 2021 and 2020. For 2023, Mr. Patterson was our First PEO from January 1 - December 1. Dr. Ashish Khandpur was our principal executive officer ("Second PEO") from December 1, 2023 - December 31, 2023. For 2023, 2022 and 2021, our non-PEO named executive officers were Jamie A. Beggs, Michael A. Garratt, Lisa K. Kunkle, and Joel R. Rathbun. For 2020, our non-PEO named executive officers were Jamie A. Beggs, Michael A. Garratt, M. John Midea, Lisa K. Kunkle, and Bradley C. Richardson.
(2) For 2023, in determining both the CAP to our PEOs and the average CAP to our non-PEO named executive officers for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in columns (b) or (d), as applicable the following amounts:

Item and Value Added (Deducted)	2023 ($)
For Robert M. Patterson, as First PEO - Summary Compensation Table Total	8,827,721
- SCT "Stock Awards" column value	(2,006,978)
- SCT "Option Awards" column value	(2,006,666)
+ year-end fair value of outstanding equity awards granted in Covered Year	3,914,091
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years	1,899,356
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	741,980
Total additions/deductions	2,541,783
Total First PEO CAP	11,369,504
For Ashish K. Khandpur, as Second PEO - Summary Compensation Table Total	6,551,512
- SCT "Stock Awards" column value	(5,006,910)
+ year-end fair value of outstanding equity awards granted in Covered Year	5,861,370
Total additions/deductions	854,460
Total Second PEO CAP	7,405,972
For Non-PEO Named Executive Officers - Summary Compensation Table Total (Average)	1,928,200
- SCT "Stock Awards" column value	(343,033)
- SCT "Option Awards" column value	(315,395)
+ year-end fair value of outstanding equity awards granted in Covered Year	553,378
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted in prior years	179,872
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	123,015
+ excess fair value of awards modified during Covered Year over fair value of original award (as of modification date)	91,031
Total additions/deductions	197,837
Total Average Non-PEO CAP	2,212,634
(3) For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the New York Stock Exchange (“NYSE”) on December 31, 2019 through and including the last day of the Covered Year (each one-year, two-year, three-year, and four-year period, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2023, 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4) For purposes of this pay versus performance disclosure, our peer group is the S&P 400 Chemicals index (the "Peer Group"). For each Covered Year, our peer group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment.
(5) Adjusted EPS is calculated as net income, adjusted for special items (as noted in Appendix A), divided by weighted-average diluted shares.
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results
The following charts provide, across the Covered Years, a description of the relationships between (1) our cumulative TSR and the cumulative TSR for the Peer Group reflected in the PVP Table above, (2) PEO CAP (for the First PEO and the Second PEO) and the financial performance measures results for TSR, net income, and adjusted EPS as set forth in the PVP Table above, and (3) non-PEO named executive officer average CAP and the financial performance measures results for TSR, net income, and adjusted EPS as set forth in the PVP Table above.
As is reflected below, and unless otherwise explained below, Company performance was generally in line with PEO CAP and non-PEO named executive officer average CAP trends from year to year (as applicable), and we believe that the relationships below demonstrate that our Named Executive Officer compensation is commensurate with performance over the Covered Fiscal Years.

74 PROXY STATEMENT 2023 | Annual Meeting of Shareholders

EXECUTIVE COMPENSATION
Net Income versus Compensation Actually Paid

First PEO	Second PEO	Average Non-PEO Named Executive Officer	Net Income
Net Income versus Compensation Actually Paid. Net income includes the income from discontinued operations, and for 2022 includes a one time $550 million gain on the sale of our Distribution business. Therefore, in 2022, net income is not heavily correlated with named executive officer compensation because this gain is not reflective of the underlying performance of the Company.
Total Shareholder Return versus Compensation Actually Paid

First PEO	Second PEO	Average Non-PEO Named Executive Officer	Company TSR	Peer Group TSR
Total Shareholder Return versus Compensation Actually Paid. Named executive officer compensation moved generally in tandem with both improving and declining TSR results over the Covered Years.
PROXY STATEMENT 2023 | Annual Meeting of Shareholders                    75

EXECUTIVE COMPENSATION
Adjusted EPS versus Compensation Actually Paid

First PEO	Second PEO	Average Non-PEO Named Executive Officer	Adjusted EPS
Adjusted EPS versus Compensation Actually Paid. Named executive officer compensation has either tracked or, in the case of 2022, significantly lagged our performance as compared to adjusted EPS over the Covered Years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2023, Robert E. Abernathy, Richard H. Fearon, Ernest Nicolas, Kerry J. Preete, and William A. Wulfsohn served on the Compensation Committee. None of our executive officers was a member of the Board of Directors or compensation committee of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC during 2023.

RISK ASSESSMENT OF THE COMPENSATION PROGRAMS
As part of the Compensation Committee’s annual governance process, in October 2023 we conducted a formal assessment of our compensation programs to help confirm that they do not create risks that are reasonably likely to have a material adverse effect on Avient. With guidance from the Consultant, our Internal Audit and Human Resources groups completed the initial risk assessment of our compensation programs, including those that extend beyond the executive officers. The assessment was reviewed by our legal department and the Consultant, with these groups providing additional analysis and validation of the results. The results of the compensation risk assessment were presented to the Compensation Committee at its October 2023 meeting. The areas we considered in determining that our compensation programs do not pose a material risk to Avient included our:

Compensation Philosophy	Payout Curves	Clawback Policy
Compensation Plan Design	Weightings of Incentive Plan Measures	Anti-Hedging/Anti-Pledging Policies
Balanced Pay Mix	Compensation Plan Governance and Oversight	Stock Ownership Requirements
Timing on Incentive Payouts	Selection of Performance Measures	Pay-for-Performance Validation

76 PROXY STATEMENT 2023 | Annual Meeting of Shareholders

MISCELLANEOUS
As a result of the assessment, the Compensation Committee concluded that our compensation structures are appropriate and no material risks were identified.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement, which is incorporated by reference in Avient’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The Compensation Committee of the Board of Directors
Robert E. Abernathy
Richard H. Fearon
Ernest Nicolas
Kerry J. Preete, Chair
William A. Wulfsohn
PROXY STATEMENT 2023 | Annual Meeting of Shareholders                    77

MISCELLANEOUS

MISCELLANEOUS PROVISIONS

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with rules and regulations adopted by the Securities and Exchange Commission, we may furnish proxy materials by providing internet access to those documents, instead of mailing a printed copy of our proxy materials to each shareholder. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card or voting instruction card.

VOTING AT THE MEETING
Shareholders of record at the close of business on the Record Date, March 19, 2024, are entitled to vote at the Annual Meeting. On that date, a total of 91,254,873 common shares were outstanding. Each share is entitled to one vote.
The affirmative vote of a majority of the common shares represented and voting, in person (including virtually) or by proxy, at any meeting of shareholders at which a quorum is present is required for action by shareholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Ohio law. Abstentions, withhold votes, and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.
Directors are elected by a plurality of the votes of shares present, in person (including virtually) or by proxy, and entitled to vote on the election of Directors at a meeting at which a quorum is present. A withhold vote or a broker non-vote with respect to a Director nominee will have no effect on the election of such Director nominee, as each withhold vote or broker non-vote would be one less vote in favor of a Director nominee whose election is subject to a plurality vote standard. Your broker or other nominee will not be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and/or voting instruction card and exercise your right to vote as a shareholder. Holders of common shares have no cumulative voting rights. If any of the nominees listed in the “Proposal 1 – Election of Twelve Director Nominees to Our Board of Directors” section of this proxy statement becomes unable or declines to serve as a Director, each properly signed proxy card will be voted for another person recommended by the Board. However, we have no reason to believe that this will occur.
The affirmative vote of holders of at least a majority of the shares cast, in person (including virtually) or by proxy, is the applicable vote standard for Proposal 2 . However, because the vote to approve Named Executive Officer compensation is advisory, there are technically no minimum vote requirements for this proposal. If there are a significant number of negative votes on the approval of Named Executive Officer compensation, we will seek to understand the concerns that influence the votes and expect to address them in making future decisions about our executive compensation programs. An abstention or broker non-vote will have no effect on this proposal as the abstention or broker non-vote will not be counted in determining the number of votes cast.
The affirmative vote of holders of at least a majority of the shares cast, in person (including virtually) or by proxy, is necessary for the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Because the proposal to ratify the appointment of EY is considered “routine,” your broker or other nominee will be able to vote your shares with respect to this proposal without your instructions. An abstention will have no effect on this proposal as the abstention will not be counted in determining the number of votes cast.

78 PROXY STATEMENT 2023 | Annual Meeting of Shareholders

MISCELLANEOUS
We know of no other matters that will be presented at the Annual Meeting; however, if other matters do properly come before the Annual Meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

REVOKING A PROXY
If you are a shareholder of record, you may revoke your proxy before it is voted by: (i) sending a written notice to our Secretary bearing a later date than the previously delivered proxy, stating that you revoke your proxy; (ii) mailing a completed and signed proxy card bearing a later date than the previously delivered proxy; (iii) voting by telephone or internet at a later date than the previously delivered proxy; or (iv) participating in the Annual Meeting and voting electronically online during the Annual Meeting.
Persons entitled to direct the vote of shares held by the Avient Retirement Savings Plan may revoke their proxy and voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee. If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction card, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy, or participate in the Annual Meeting and vote electronically online during the Annual Meeting.

SHAREHOLDER PROPOSALS
Any shareholder who wishes to submit a proposal in accordance with Rule 14a-8 promulgated under the Exchange Act to be considered for inclusion in next year’s proxy statement should send the proposal to us, addressed to the Secretary, so that it is received on or before November 27, 2024. We suggest that all proposals be sent by certified mail, return receipt requested.
Additionally, a shareholder may submit a proposal, including the nomination of Directors, for consideration at the 2025 Annual Meeting, but not for inclusion in next year’s proxy statement, if the shareholder gives timely written notice of such proposal in accordance with Regulation 8(c) or Regulation 12(b), as applicable, of our Regulations. In general, Regulation 8(c) and Regulation 12(b) provide that, to be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the 2025 Annual Meeting is delayed by more than 60 calendar days after the anniversary of the Annual Meeting, then a shareholder’s notice must be delivered to our principal executive offices not later than the close of business on the later of the 90th calendar day prior to the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
Our proxy materials for the Annual Meeting will be released to shareholders beginning March 27, 2024. Ninety days prior to the first anniversary of this date will be December 27, 2024, and 120 days prior to the first anniversary of this date will be November 27, 2024. Our proxies for the 2025 Annual Meeting will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Regulation 8(c) or Regulation 12(b), as applicable. For business to be properly requested by a shareholder to be brought before the 2025 Annual Meeting, in addition to complying with the timeliness requirements set forth above, the shareholder must comply with all of the requirements of Regulation 8(c) or Regulation 12(b), as applicable, including, without limitation, with respect to the nomination of a director, a statement whether such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company's shares entitled to vote on the election of directors in support of director nominees other than Avient's nominees.

PROXY STATEMENT 2023 | Annual Meeting of Shareholders                    79

PROXY SOLICITATION
Avient is making this proxy solicitation and will bear the expense of preparing, printing and mailing this notice and proxy statement. In addition to requesting proxies by mail, our officers and regular employees may request proxies by telephone or in person. We will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. We will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.
We are providing our Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2023, to shareholders of record with this proxy statement.
We will furnish without charge to each person from whom a proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2023, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Avient Corporation, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Secretary.

HOUSEHOLDING OF PROXY MATERIALS
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Avient and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
Once shareholders have received notice from their broker or Avient that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify their broker if their shares are held in a brokerage account, or Avient if they hold registered shares.
Avient will deliver promptly upon written or oral request a separate copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, shareholders should notify their broker or Avient. Any such written notice directed to Avient should be addressed to Equiniti Trust Company, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 or oral notice may be given by calling +1-855-598-2615:
•to receive a separate copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Proxy Statement or Notice of Internet Availability of Proxy Materials for the Annual Meeting;
•to receive separate copies of those materials for future meetings; or
•if the shareholder shares an address and wishes to request delivery of a single copy of proxy materials, rather than receiving multiple copies.
For the Board of Directors
Avient Corporation
Robert K. James
Assistant General Counsel and Assistant Secretary
March 27, 2024

A-80

APPENDIX A
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share data)
Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management also uses adjusted operating income to assess performance and allocate resources because senior management believes that this measure is useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, adjusted operating income is a component of Avient’s annual employee incentive plans and is used in debt covenant computations.
Further, as a result of Avient's portfolio shift to a pure play specialty formulator, it has completed several acquisitions and divestitures which have resulted in a significant amount of intangible asset amortization. Management excludes intangible asset amortization from adjusted EPS as it believes excluding acquired intangible asset amortization is a useful measure of current period earnings per share.
Senior management believes the measures described above are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies.
A reconciliation of these measures to their most directly comparable GAAP measures is provided in the tables below.

	Year Ended December 31,
	2023	2022	2021	2020
Net income from continuing operations attributable to Avient shareholders	$ 75.8	$ 82.8	$ 151.8	$71.0
Special items, after tax(1)	79.3	116.2	50.0	24.8
Amortization expense, after-tax	61.5	49.0	44.9	33.6
Adjusted net income / EPS	$ 216.6	$ 248.0	$ 246.7	$ 129.4
Diluted Shares	91.8	92.2	92.1	90.6
Adjusted EPS attributable to Avient common shareholders from continuing operations	$ 2.36	$ 2.69	$ 2.68	$ 1.43

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results. The tax benefit or expense on the foregoing special items, non-recurring income tax items and adjustments to uncertain tax position reserves and deferred income tax valuation allowances are also included.

A-1

Year Ended December 31, 2022
Reconciliation of Pro Forma Adjusted Earnings per Share
Net income from continuing operations attributable to Avient shareholders	$ 82.8
Special items, after tax	116.2
Amortization expense, after-tax	49.0
Adjusted net income from continuing operations excluding special items	248.0
APM pro forma adjustments to net income from continuing operations*	13.6
APM amortization expense, after tax*	19.1
Pro forma adjusted net income from continuing operations attributable to Avient shareholders	$ 280.7
Weighted average diluted shares	92.2
Pro forma adjusted EPS - excluding special items	$ 3.04
(*) Pro forma adjustment for 2022 is for the 8 months January - August 2022 APM results (period before Avient ownership) including the impacts of debt financing and prepayments on net income from continuing operations.

Year Ended December 31, 2023
Adjusted Free Cash Flow Calculation
Cash provided by operating activities	$ 201.6
Taxes paid on gain on sale of business	104.1
Adjusted cash provided by operating activities	305.7
Capital expenditures	(119.4)
Adjusted free cash flow	$ 186.3

Year Ended December 31, 2023
Reconciliation to Operating Income - Consolidated
Operating income - GAAP	$ 196.8
Special items in operating income	116.0
Adjusted operating income	$ 312.8

Year Ended December 31, 2023
Reconciliation to Operating Income - CAI
Operating income - GAAP	$ 259.9
Foreign exchange impacts	(8.0)
Adjusted operating income	$ 251.9

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V28223-P02187 ! ! ! For All Withhold All For All Except ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. AVIENT CORPORATION 33587 WALKER ROAD AVON LAKE, OH 44012 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2024. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVNT2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2024. Have your proxy and voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 2. Approval, on an advisory basis, of Named Executive Officer compensation. 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. THIS PROXY AND VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. 1. Election of twelve director nominees to our Board of Directors. The Board of Directors recommends you vote FOR ALL nominees listed in Proposal 1 and FOR Proposals 2 and 3. AVIENT CORPORATION Nominees: 01) Robert E. Abernathy 02) Richard H. Fearon 03) Gregory J. Goff 04) Neil Green 05) William R. Jellison 06) Ashish K. Khandpur, Ph.D. 07) Sandra Beach Lin 08) Kim Ann Mink, Ph.D. 09) Ernest Nicolas 10) Kerry J. Preete 11) Patricia Verduin, Ph.D. 12) William A. Wulfsohn Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain ! !! SCAN TO VIEW MATERIALS & VOTEw

V28224-P02187 Avient Corporation 2024 ANNUAL MEETING OF SHAREHOLDERS Thursday, May 16, 2024 9:00 a.m. Eastern Time Virtually via live webcast at www.virtualshareholdermeeting.com/AVNT2024 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. AVIENT CORPORATION This proxy and voting instruction card is solicited by the Board of Directors for use at and in connection with the Annual Meeting of Shareholders to be held on May 16, 2024. The shares of common stock held will be voted as you specify on the reverse side. If no choice is specified, this proxy and voting instruction card will be voted FOR ALL nominees listed in Proposal 1 and FOR Proposals 2 and 3. By signing this proxy and voting instruction card, you revoke all prior proxies and appoint Jamie A. Beggs, Kristen A. Gajewski, and Robert K. James, and each of them, with full power of substitution, to vote the common shares of Avient Corporation, held of record on March 19, 2024, on the matters shown on the reverse side hereof and on any other matters that may come before the Annual Meeting of Shareholders and all adjournments or postponements. IMPORTANT NOTICE TO PARTICIPANTS IN THE AVIENT RETIREMENT SAVINGS PLAN: As a participant under the Avient Retirement Savings Plan (the "Plan"), Fidelity Management Trust Company, as Trustee of the Plan, has been requested to forward you important information concerning your rights as a participant in the Plan. The number of common shares you are eligible to direct the Trustee to vote is based on your balance in the Plan (based on your balance in the Avient Stock Fund) on March 19, 2024, the record date for the determination of shareholders eligible to vote at the Annual Meeting of Shareholders to be held on May 16, 2024. We encourage you to exercise your rights under the Plan. Please review the enclosed documents carefully before deciding how to direct the Trustee. Because the common shares in the Plan are registered in the name of the Trustee, you will not be able to direct the common shares attributable to your interest in the Plan electronically online during the Annual Meeting of Shareholders. To give a proper direction, you must vote by returning this completed proxy and voting instruction card, signed and dated, in the enclosed envelope or by following telephone or internet voting procedures set forth in this proxy and voting instruction card. Directions must be received by May 14, 2024. If you give a proper direction, the Trustee will vote the common shares attributable to your interest in the Plan as you direct, unless otherwise required by law. If you do not give a proper direction, the Trustee will vote the common shares attributable to your interest in the same proportion as the proper directions that the Trustee does receive, unless otherwise required by law. Directions received after May 14, 2024 will not be counted for common shares held in the Plan. Your direction to the Trustee is confidential and will not be disclosed unless required by law. As a participant under the Avient Retirement Savings Plan, I hereby direct Fidelity Management Trust Company as Trustee of the Avient Retirement Savings Plan to vote (electronically online during the Annual Meeting of Shareholders or by proxy), as designated on the reverse side, the whole number of common shares of Avient Corporation that are held by the Trustee and attributable to my interest in the Plan on March 19, 2024, and also a proportionate number of shares as of such date to which no directions have been received, at the Annual Meeting of Shareholders to be held on May 16, 2024. Address changes and comments can be directed to Avient's Investor Relations Department at investorrelations@avient.com See reverse for voting instructions.